As filed with the Securities and Exchange Commission on April 17 , 2008
Registration No. 333-141992

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-1/A (NO. 3)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Ministry Partners Investment Corporation
(Name of small business issuer in its charter)
_____________________

California	6199	33-0489154
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

955 West Imperial Highway
Brea, California 92821
800-753-6742
 (Address and telephone number of principal executive offices and principal place of business)
_____________________

BILLY M. DODSON President 955 West Imperial Highway Brea, California 92821 800-753-6742	With copies to: BRUCE J. RUSHALL, ESQ. RUSHALL & McGEEVER 6100 Innovation Way Carlsbad, California 92009 760-438-6855
(Name, address and telephone number of agent for service)
_____________________

Approximate date of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  [_]                                                                           Accelerated filer                    [_]
Non-accelerated filer    [_]                                                                           Smaller reporting company  [X]
(Do not check if a smaller reporting company)
_____________________

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Class A, Fixed Series Notes	$80,000,000	par	$80,000,000
Class A, Flex Series Notes	$80,000,000	par	$80,000,000
Class A, Variable Series Notes	$80,000,000	par	$80,000,000
Total	$80,000,000	par	$80,000,000	$3,144
_________________________
(1)	The Class A Notes will be sold at their face amount.
(2)	A total of $80,000,000 of the Class A Notes is being registered, consisting of a combination of the Fixed Series, Flex Series and Variable Series.
(3)	The fee is based on the total of $80,000,000 being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

EXPLANATORY NOTE

This Amendment is filed to supersede Amendments Nos. 1 and 2 and includes the Principal Accounting Officer’s signature.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated April __, 2008

$80,000,000

MINISTRY PARTNERS INVESTMENT CORPORATION

Class A Notes Promissory Notes

We are offering our Class A Notes in three Series: the Fixed Series, the Flex Series and the Variable Series in several Categories, each of which has a minimum required investment. Each Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months. The Flex Series Notes have a maturity of 84 months. All Variable Series Notes have a maturity of 72 months. Unless otherwise indicated, the words "we," "us," or "our" refers to Ministry Partners Investment Corporation, together with its wholly owned subsidiary, Ministry Partners Funding, LLC, which we refer to as "MPF".

The Class A Notes, which we sometimes refer to as the Notes, are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. Unless sooner terminated, we will continue this offering until the second anniversary date of this prospectus, subject to applicable federal and state securities laws.

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Commissions(1)	Proceeds to the Company(2)
Minimum Purchase	$1,000	$0	$1,000
Total	$80,000,000	$0	$80,000,000

(1)	We are offering the Class A Notes directly through our officers and selected employees. Some of our employees, but not our officers, will receive compensation based on the shares they place.
(2)	Before deduction of filing, printing, legal, accounting and miscellaneous expenses payable by us, which we estimate will not exceed $200,000.

We are owned by certain state and federal chartered credit unions. The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Security Insurance Foundation ("NCUSIF") or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is April ___, 2008

DESCRIPTION OF OUR OTHER CAPITAL STOCK	30
Our Authorized Capital Stock	30
Class I Preferred Stock	31
Class II Preferred Stock	31
Common Stock	31

OUR OTHER INVESTOR DEBT NOTES	32
The Alpha Class Notes	32
Special Offering Notes	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS	34
Safe Harbor Cautionary Statement	34
Overview	34
Developments in Business Operations
Significant Accounting Estimates and Critical Accounting Policies
Financial Condition
Twelve Months Ended December 31, 2007 vs. Twelve Months Ended December 31, 2006
Results of Operations for the Years Ended December 31, 2007 and December 31, 2006
Our Liquidity Plan
Net Interest Income and Net Interest Margin
Liquidity and Capital Resources
Twelve Months Ended December 31, 2007 vs. Twelve Months Ended December 31, 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	40
Taxation of Interest	41
Disposition, Redemption or Repurchase for Cash	41
Backup Withholding and Information Reporting	41

LEGAL PROCEEDINGS	41

PLAN OF DISTRIBUTION	42
Sales to IRAs	42

HOW TO PURCHASE A NOTE	42

EXPERTS AND COUNSEL	42

WHERE YOU CAN FIND MORE INFORMATION	43

INDEX TO FINANCIAL STATEMENTS	FS-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class A Note	B-1

EXHIBIT C - Form of Flex Series Class A Note	C-1

EXHIBIT D - Form of Variable Series Class A Note	D-1

EXHIBIT E - Purchase Application – Customer Fixed Series Form	PA CUSTOMER-FIXED-1
Purchase Application – Corporation Fixed Series Form	PA CORPORATION-FIXED-1
Purchase Application – Customer Flex Series Form	PA CUSTOMER-FLEX-1
Purchase Application – Corporation Fixed Series Form	PA CORPORATION-FLEX-1
Purchase Application – Customer Variable Series Form	PA CUSTOMER-VARIABLE-1
Purchase Application – Corporation Variable Series Form	PA CORPORATION-VARIABLE-1

EXHIBIT F - Frequently Asked Questions Regarding the Offering	F-1

____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our Company and our business, and our financial condition.

We suggest you refer to "Frequently Asked Questions Regarding This Offering" included as Exhibit F to this prospectus.

We are a California corporation. Our principal executive offices are located at 955 West Imperial Highway, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this prospectus. We encourage you to read this prospectus, including the section entitled "Risk Factors" and the financial statements and notes to the financial statements starting at page FS-1 of this prospectus in their entirety before making an investment decision.

About our Company

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We generally hold our loan investments for an indefinite period of time. In the future, we expect to package and sell securitized pools of our loan investments to other investors and retain an equity or subordinated interest in these securitized pools.

We have to date acquired most of our mortgage loan investments from or through Evangelical Christian Credit Union, whom we refer to as ECCU. We also originate loans independently of ECCU. ECCU was our founder and remains our largest shareholder. We also use ECCU to service our mortgage loans, and to provide underwriting and loan processing services.

We use the proceeds from the sale of the Notes and our other borrowings to fund our mortgage loan investments. We may, from time to time, use proceeds from the sale of Notes to repay our previously sold Notes and other borrowings as they become due. We refer to the outstanding Notes and/or other notes we sell to investors as our debt securities.

The Offering	This offering is for a total of $80,000,000 of our Class A Notes which may be purchased in one or more of the following Series:

•	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

•
Flex Series, which will pay interest at a fixed rate depending on the Category and maturity of Flex Series Note purchased. A Holder of a Flex Note has the option to reset the interest rate to the current rate offered once during each 12-month period following the first anniversary of the date the Flex Note is issued.

•	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

The Fixed Series Notes
The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54, and 60 months.

The Flex Series Notes
The Flex Series Notes are offered in four Categories, each requiring a specified minimum purchase. All Flex Series Notes have a maturity of 84 months. However, upon your request at any time after the first anniversary date of your Note, we will prepay up to 10% of your Note during any 12-month period.

The Flex Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Flex Spread for the respective Category as set forth below.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

Flex Series Notes offer the investor an option to reset the interest rate on the Note upon request once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes, with certain limitations. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% over the term of the Flex Note.

The Variable Series Notes
The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Variable Series Index is the rate for a 3-month Financial Commercial Paper in effect when the Variable Note is issued.

The Indexes
The interest rates we pay in the Fixed Series Notes and the Flex Series Notes are determined in reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under "Description of the Notes – The Indexes," the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the "Fed". The Variable Index is determined by the Commercial Paper rate for 3-month obligations published by the Fed.

Note Terms in General	Certain common terms of the Class A Notes are summarized below:

Manner of Interest	You may choose to have interest paid on your Note monthly, quarterly, semi-annually or annually.
Payments
Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.

Your Interest Reinvestment Option
At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the  Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class A Notes is not secured or guaranteed. Generally, the Notes are equal in right to payment with our other existing and future unsecured indebtedness.

You May Request Prepayment
You may request at any time that we prepay all or any portion of any Series of Note you hold prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3 months' interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days' prior written notice.

Indenture
We issue the Notes under the Trust Indenture between us and U.S. Bank National Association ("US Bank"), whom we refer to as the Trustee. We refer to this agreement as the "Indenture." The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the Indenture.

Protective Promises	Under the Indenture, we promise you that we will:

•   maintain a tangible adjusted net worth of at least $4.0 million;
•   maintain a fixed charge coverage ratio of at least 1.20 to 1.0;
•   limit our other indebtedness, as defined, to not more than $20.0 million;
•   not enter into certain transactions with our Affiliates;
•   not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and
•   not pay dividends or make certain other distributions to our shareholders except under specified conditions.

Credit Facilities
We have two secured credit facilities with Members United Corporate Federal Credit Union, whom we refer to as Members United. One credit facility is a $10 million line of credit, which we refer to as the $10 Million Credit Facility, and the other is a $50 million line of credit, which we refer to as the $50 Million Credit Facility. Both of the Members United credit facilities are secured by designated mortgage loans.

Ministry Partners Funding, LLC
Through our subsidiary company, Ministry Partners Funding, LLC, which we refer to as MPF, we propose to invest in up to $200 million of mortgage loans. These investments will be financed through MPF's sale of securitized debt securities collateralized by MPF's mortgage loan investments. Pending its issuance of these securitized debt securities, MPF will finance its investments through a $150 million warehouse credit facility, which we refer to as the BMO Credit Facility, and through capital contributions from the Company.

Use of Proceeds
After payment of the costs of this offering, we intend to use the proceeds to purchase additional mortgage investment. We may also use these proceeds to pay interest and principal due on our currently outstanding Notes as payment becomes due.

Terms of the Offering
The proceeds from this offering will be paid directly to us and we will use them as described under "Use of Proceeds." This offering is self-underwritten, which means that we are offering and selling the Notes directly. In the future, we may, in our discretion, engage one or more broker-dealers to act as our sales agents to solicit the sale of the Notes in one or more states. We may pay these agents commissions and cost reimbursements which will not exceed 2.0% of the amount of the Notes they place.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to repay your Note could be impaired and you could lose all of your investment.

Risks Related to the Notes

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See "Description of the Notes" below. In general, as an owner of a Note, or noteholder, you will have no greater right to payment than that of our other general creditors. At December 31, 2007, we had $62.1 million of total outstanding debt obligations, of which approximately 71%, 13% and 8% of the principal amount of this debt is due and payable in the years 2008, 2009 and 2010, respectively.

A DEFAULT ON OUR SECURED CREDIT FACILITIES COULD RESULT IN OUR LOSS IN EXCESS OF THE AMOUNT OWED ON THIS SECURED DEBT. We are required to maintain certain minimum capital and/or collateral under the Members United credit facilities, based on a maximum margin of 90 percent (90%) of the outstanding balance of our mortgage loans pledged as collateral. Also, our subsidiary company, MPF, is required to maintain a minimum of $20 million of equity under its BMO Credit Facility. Thus, for each $1.00 we borrow under these credit facilities we must maintain capital and/or pledge collateral of $1.11 or more, all of which may be lost upon Members United’s foreclosure on the collateral.

IN THE EVENT OF OUR DEFAULT UNDER OUR SECURED CREDIT FACILITIES, WE COULD LOSE ASSETS IN EXCESS OF OUR ASSETS PLEDGED AS COLLATERAL. In the event of a default under our Members United credit line, or by our subsidiary, MPF, under its BMO Credit Facility, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law.  These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe.

Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan. Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Alpha Class Notes.

INVESTMENT IN MPF WILL DECREASE OUR LIQUIDITY. Under the terms of the BMO Credit Facility, MPF must maintain minimum capital of at least $20 million. We fund all or a substantial portion of MPF's required capital as MPF's sole shareholder. The funds we invest in MPF will be highly illiquid and will be unavailable for our use for other purposes, including payments on our debt obligations, including the Notes. Accordingly, these investments will diminish our ability to pay our current obligations, including those under the Notes.

YOUR RIGHTS AS A NOTEHOLDER ARE GOVERNED AND RESTRICTED BY THE INDENTURE. The Notes are subject to the Indenture which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Indenture you could seek remedies against us only through the Trustee appointed under the Indenture. The Indenture requires noteholders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the noteholders. We refer to this vote as a majority vote of the noteholders. Actions approved or authorized by a majority vote which will bind all noteholders include the election and removal of the Trustee, adopting certain amendments and supplements to the Indenture and the Notes, and waiving certain defaults, events of default or breaches by us under the Indenture. Moreover, the Indenture contains cross-default provisions whereby our default on one series of our Note obligations will constitute a default with respect to each other series of Notes outstanding. Thus, noteholders suffering an actual default may be more inclined to take action against us than noteholders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such noteholders may not be able to obtain the required majority vote to appoint a trustee and proceed under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under "The Indenture" below.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE ATTACHED AS EXHIBIT "A" TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

YOU WILL NOT BE ABLE TO RELY ON THE REVIEW OF AN INDEPENDENT UNDERWRITER. IN GENERAL, WE ARE NOT MAKING THIS OFFERING THROUGH AN INDEPENDENT UNDERWRITER. When an offering is made through an underwriter, that firm generally takes the responsibility of reviewing and approving the offering in accordance with its professional standards and due diligence procedures. Because we are selling the Notes directly through our officers and employees, you will not be able to rely on an independent underwriter's review of the offering.

THE NOTEHOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE INDENTURE. Under the Indenture, you and the other noteholders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. US Bank is the Trustee. In the event the Trustee resigns or should the noteholders desire to appoint a different trustee, they may do so only with a majority vote. Also, finding a suitable trustee and obtaining the majority vote of the noteholders could be time consuming and completion of this appointment process could significantly delay the noteholders' ability to exercise your rights under the Indenture. See "The Indenture" below.

UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE NOTEHOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE INDENTURE WITHOUT YOUR CONSENT. Also, by a majority vote, the noteholders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the noteholders and, if such compromise or settlement is approved by a majority vote of the noteholders, the settlement or compromise would be binding on all noteholders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION UNDER CERTAIN CIRCUMSTANCES. In the Indenture, we promise to maintain minimum tangible adjusted net worth, as defined in the Indenture, of at least $4.0 million.

WE HAVE THE RIGHT TO REPAY YOUR NOTE. Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months' interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Also, in general, the price in terms of our Notes has not been reviewed by an independent underwriter. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or mortgage loan investments for these purposes.

Risks Related to Our Business

RECENT AND CURRENT CONDITIONS IN THE CREDIT MARKETS COULD DELAY OR ADVERSELY IMPACT OUR BUSINESS. Commencing in late 2007, the credit markets that we depend on for warehouse lending for origination, acquisition and securitization for our church mortgage loans deteriorated. Although these credit issues began with problems reported in the subprime market for residential home loans, these credit conditions curtailed the completion of securitization transactions in asset classes other than subprime mortgages. Despite actions by the Federal Reserve Bank to lower interest rates and increase liquidity, uncertainty among lenders and investors has continued to reduce liquidity, drive up the cost of lending and drive down the value of assets in these markets. The specific effects are that banks and other lenders have reported large losses, have demanded that borrowers reduce the credit exposure to these assets resulting in “margin calls” or reductions in borrowing availability, and have caused massive sales of underlying assets that collateralize the loans. The consequence of these sales has been further downward pressure on market values of the underlying assets of financial institutions that hold substantial investments in residential real property.

Our mortgage loans are secured by church or church-related assets, are made based on established underwriting standards, do not involve subprime loans, and are originated and purchased in a specialized market. Nevertheless, our business model depends on the availability of credit, both for the funding of our origination and acquisition of mortgage loans and for the future securitization transactions which are funded by short-term borrowings from warehouse and institutional lenders. However, we may be adversely affected to various degrees by continuing effects of non-liquidity in these credit markets.

WE MAY FROM TIME TO TIME HAVE INSUFFICIENT LIQUIDITY, WHICH COULD IMPAIR OUR ABILITY TO TIMELY PAY SOME OR ALL OF OUR DEBT OBLIGATIONS. From time to time, our revenues could be less than our debt obligations. This could be true even though the principal amount of our receivables exceeds that of our liabilities because the rates of payment on our receivables may be slower than that on our obligations. Ordinarily, we expect to be able to draw on our cash reserves and our credit facilities to fund these shortfalls. However, if these shortfalls are greater than we anticipate and/or our cash resources are not sufficient, we would need to look for additional financing. If additional financing is not available, we could default on the payment of some or all of our debt securities. Also, a delay or default in the payment of a significant amount of our mortgage loan investments would impair our ability to pay our other debt.

CONTINUING ILLIQUIDITY IN THE ASSET SECURITIZATION MARKET MAY PREVENT MPF FROM SELLING ITS ASSET-BACKED SECURITIES. If there is no market for securitization at rates of interest and leverage levels acceptable to us, MPF may need to delay or abandon its Securitization Plan. In such event, MPF may need to extend its credit facilities and/or sell off its mortgage loans to a purchaser in order to satisfy its credit facility obligations. If it were unable to sell its loans at a price equal to their principal amounts plus all related fees and costs, MPF would suffer losses and the value of our equity investment in MPF could be substantially reduced or lost. We will continue to monitor the credit markets and MPF will continue to concentrate on acquiring high quality mortgage loans through its BMO Facility while planning to consummate a securitization transaction in early 2009. In addition, we intend to expand our efforts to raise capital through the issuance of debt securities and other investment vehicles in 2008 in order to increase our liquidity and capital funds.

UNEXPECTED INTEREST RATE FLUCTUATIONS COULD REDUCE OR ELIMINATE OUR PROFIT MARGINS. Our profitability is primarily a function of the spread between the yield on our mortgage loan investments and the interest rates we must pay on our debt securities and on our credit facilities. A decrease in this spread would adversely affect our profits and could hamper our ability to pay our debt obligations, our general administrative expenses and our other operating costs.

OUR BUSINESS PLAN INCLUDES INCREASING OUR SOURCES OF LOAN INVESTMENTS. We have in the past purchased the majority of our loan investments from one of our shareholders, ECCU. If we are unable to develop other sources for our investment, we may have to continue to rely on ECCU to originate our loan investments. There is no assurance that we could not obtain more profitable or advantageous mortgage loan investments from other sources.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in mortgage loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our mortgage loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

Moreover, a majority of our loans are to California borrowers or are secured by properties located in California. In the future, however, we may increase the number of our loans to borrowers in other states and/or which are secured by properties located in other states. If there are downturns in economic conditions in any of these regions or states, it could affect our ability to pay the interest on the Notes.

WE MAY NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our mortgage loans is specialized, the prices at which our portfolio could be liquidated are uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and cannot be predicted.

WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO MAINTAIN AND INCREASE OUR ASSET BASE. In the past, we have sold a significant amount of our new debt securities to our existing investors when their debt securities matured. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2007 and 2006, 73% and 72%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their Notes. There is no assurance that these past rates of reinvestment will continue in the future. If our investors do not reinvest in substantial amounts, our ability to maintain or grow our asset base could be impaired.

WE ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST; WE HAVE ENGAGED IN, AND EXPECT TO CONTINUE TO ENGAGE IN, TRANSACTIONS WITH RELATED PARTIES. Our management and business is subject to possible conflicts of interest as follows:

•	our Chairman and Chief Executive Officer is a full time employee of ECCU;

•	two of our directors are also employees of ECCU;

•	one of our directors is also a director of ECCU;

•	we acquire most of our mortgage loan investments from or through ECCU;

•	we contract with ECCU for our office facilities and administrative services; and

•	we contract with ECCU to underwrite, process and service our mortgage loan investments.

INCREASED LEVERAGE AS A RESULT OF THIS OFFERING MAY HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. As adjusted to include the sale of the Notes, our total consolidated debt as of December 31, 2007 would have been approximately $188.4 million and would have represented approximately 158% of our total capitalization as of that date. In addition, the Indenture for the Notes will not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our obligations under the Notes;

•
the portion of our cash flows from operations required to make interest and principal payments will not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional financing in the future;

•	it may limit our flexibility in planning for, or reacting to, changes in our business; and

•	it may make us more vulnerable to downturns in our business or the economy in general.

THE INDENTURE FOR THE NOTES DOES NOT LIMIT THE AMOUNT OF ADDITIONAL INDEBTEDNESS, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment. Even though an appraisal of the property may be obtained at the time the loan is originated, the property's value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

•
a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the value of our security for our mortgage loan investment.

THERE IS A POSSIBILITY THAT WE COULD INCUR FORECLOSURES AND LOSSES IN CONNECTION WITH OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our mortgage loan investments. Also, during times of recession or depression, the demand for our mortgage loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a mortgage loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

IF WE WERE FORCED TO SELL OUR MORTGAGE LOANS, WE MAY NOT RECOVER OUR INVESTMENT. The amount we could realize upon the liquidation of our mortgage loan investments is uncertain and cannot be predicted. It would depend on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is therefore possible that we would realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABILITY.  We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

USE OF PROCEEDS

In the event all of the Notes are sold, we estimate that we will receive proceeds from this offering of approximately $79,800,000, after payment of our offering expenses. We estimate our offering expenses will not exceed $200,000. This is a "best efforts" offering and is expected to continue through April 30, 2010. We expect to use the net proceeds of the offering for the following purposes:

•	The purchase of mortgage loan investments; and

•	To pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities.

We have not identified any specific investments we will make with the offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our shareholders.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this prospectus. Copies of the Fixed Series Note, the Flex Series Note, and the Variable Series Note are set forth in Exhibit B, Exhibit C and Exhibit D, respectively, to this prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Holder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Notes are issued subject to the Indenture, which is intended to constitute an indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the Holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payments of dividends and other debt.

The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under "The Indexes" below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this prospectus.

The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.

The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included in Exhibit B to this Prospectus.

The Flex Series Notes

Category and Required Minimum Purchase. The Flex Series Notes are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Flex Series Notes pay a fixed rate of interest equal to the sum of the Spread for the respective Flex Series Note Category plus the current Swap Index then in effect. Flex Series Notes offer the investor an option to reset the interest rate on the Note, upon request, once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Maturities.  All Flex Series Notes have a maturity of 84 months.

Prepayment. Upon your request, we will prepay up to 10% of the outstanding balance of your Note, without penalty, during any 12-month period following the first anniversary of your purchase of your Flex Series Note.

The Categories, the corresponding minimum purchase amounts, and respective Flex Spreads are set forth in the following table.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

The Form of the Flex Series Notes is included as Exhibit C to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of seventy-two (72) months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon your delivery of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit D to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. The currently reported Swap Index and Variable Index, as defined below, are available on the Federal Reserve Board's website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to Noteholders and potential investors upon request.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note or Flex Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate Payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used.

The Variable Index.   The Variable Index in effect when we issue a Variable Series Note is the Commercial Paper rate for 3-month financial obligations reported by the Fed on its Release H-15 in effect on the date the Variable Note is issued. The Fed publishes its H-15 Releases on its website.

Common Provisions of the Notes

The provisions below apply to all of the Notes as applicable unless stated otherwise.

Payment of Interest

Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor's purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Reinvestment Option

Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all accrued interest on the Note and will from the date of accrual accrue interest under the terms of the Note as though it were principal. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

Reinvestment

Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor's preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Noteholders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See "Certain U.S. Federal Income Tax Considerations."

Our Right to Prepay the Notes

We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days' written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any prepayment of a Note upon an investor's request as described below.

Presentment of Notes for Early Payment

A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant the request subject to availability of funds but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months' interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account ("IRA"), the investor may incur additional withdrawal penalties, fees, and/or taxes.

The Indenture

General

We may issue up to an aggregate of $200 million of the Class A Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Class A Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the holders of the Class A Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an "Indenture" under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints US Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the noteholders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the Holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee's Rights, Duties and Responsibilities

The Trustee represents the interests of all the noteholders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the noteholders. The Indenture requires noteholders who suffer an actual default on their notes to obtain the consent of a majority vote of all noteholders, regardless of Series or maturity or default status, to appoint a trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY NOTEHOLDERS WITHOUT PRACTICAL RECOURSE.

NO NOTEHOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE PURCHASE APPLICATION, EACH NOTEHOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

The Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the Holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee's legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee's powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the noteholders, except in the event of a default where the Trustee is directed to do so by a majority vote of the noteholders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Dividends. While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment. For this purpose, a restricted payment means: (i) a declaration or payment of any dividend or any distribution on account of our capital stock (other than dividends or distributions payable in our stock to us or our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our capital stock or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes, unless at the time of a restricted payment, no default or event of default shall have occurred and be continuing or would occur as a consequence thereof.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)
50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)
100% of the aggregate net cash proceeds we receive from the issue or sale of our capital stock (other than capital stock sold to a subsidiary), debt securities or capital stock convertible into our capital stock upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our stockholders.

However, under the Indenture the following are not defined restricted payments:

(a)	the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)
any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our capital stock, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our capital stock.

For the purposes of the Indenture, our "net income" means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with generally accepted accounting principles (GAAP).

Limits on Our Ability to Incur Debt. While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2008 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.

Under the Indenture:

•	Our "fixed charge coverage ratio" means the ratio of our cash flow to our fixed charges for the applicable period;

•
Our "cash flow" means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;

•
Our "fixed charges" means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and

•
Our "indebtedness" means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets. While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth. In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the holders of the Class A Notes. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right for payment on a current basis to the Notes.

Under the Indenture, our "tangible adjusted net worth" means our adjusted net worth less our intangible assets, if any. Our "adjusted net worth" means the sum of (i) the consolidated equity of our stockholders and of the stockholders of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Class A Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with generally accepted accounting principles. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent directors' fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and those of our shareholders, which may not, in all circumstances, be the same as those of our noteholders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

•	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

•	our default for thirty (30) days in the payment when due of principal of any Note;

•	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or

•
if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a "payment default") or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the noteholders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the noteholders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the noteholders. Any settlement or compromise so approved would be binding upon all the noteholders.

The Trustee may withhold from the noteholders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a majority vote of the noteholders. Also, the noteholders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding noteholders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY AND OUR BUSINESS

Our Company

Our mission is to make loan financing available to the evangelical Christian community, primarily for the acquisition and improvement of church-related properties. We do this by investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations. We obtain funds for our mortgage loan investments from the sale of our debt securities primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations.  We also obtain funds from lines of credit provided by various financial institutions.

We were incorporated in California on October 22, 1991 as ECCU's credit union service organization, or CUSO, for the purpose of providing mortgage loans to evangelical churches and church and ministry organizations. We are a taxable organization under both federal and California state law. We are currently a privately held corporation owned by a small number of federal or state chartered credit unions, each of which owns less than a majority of our stock. None of our shareholders has any long term contractual obligations to us, our business or our creditors. WE ARE SEPARATE FROM ANY CREDIT UNION AND NO CREDIT UNION HAS GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF THE PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY ANY GOVERNMENTAL OR PRIVATE ENTITY. See "RISK FACTORS."

Our business offices are located at 955 West Imperial Highway, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e-mail: info@ministrypartners.org.

Our Operating Goals

Our goals are to provide funds for loans to evangelical churches and church organizations on a cost effective basis, and to provide funds for member business loans originated by other credit unions. In addition, we intend to operate in such a way as to provide competitive yields to purchasers of our notes, dividends to our preferred shareholders, and a general increase in the value of the Company to all shareholders.

Overview of Our Business

We are one of the few organizations within the western United States formed to assist local evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties. To date, we have suffered no defaults on our mortgage loan investment(s), and we have not defaulted on or been delinquent in the payment of any interest or principal on our debt securities sold to investors. Concurrent with this offering, we intend to expand the scope of our operations to include packaging and reselling securitized pools of our church and ministry mortgage investments and retaining an equity or subordinated interest in the securitized pools.  In addition, we intend to expand our investment activities to commercial mortgages originated by other credit unions. We anticipate that our experience and expertise in the church and ministry lending market will be transferable to the member business lending market, although there can be no assurance of our success in these activities.

We were created more than 17 years ago to meet the demand for mortgage financing by churches, ministries and church-related organizations. Since then, this market segment has continued to grow, and both the size of the loans and number of qualified borrowers in this sector have steadily increased. The size of the church and ministry mortgage financing market in the United States has been estimated to range between $20 billion and $40 billion annually. While there is no assurance that this market will continue to grow in quantity and quality, we believe that the volume of these loans will continue to exceed the available lending sources for this sector. We base our belief on our past experience with making loans to this market segment. Also, because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more and more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited secondary market for these loans has developed.

Based on our experience and knowledge of this market sector, we have made the following conclusions.

•
In recent years, the number of new evangelical and Christian church congregations has exceeded the supply of available church buildings. This has largely contributed to a legitimate church resale market and the resulting demand for acquisition financing.

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The number of churches classified as mega-churches, or churches with 2,000 or more in attendance, has increased dramatically in the last 25 years, increasing commensurately the demand for larger and more sophisticated buildings and the necessary financing to construct them. Market research indicates that a new mega-church emerges approximately every three days in the United States.

•
As the population in certain areas, such as southern California, has increased in recent years, the available undeveloped property within existing communities has been absorbed. As a consequence, the number of churches seeking to buy adjacent properties and to remodel existing facilities to accommodate growth has increased.

•
Many existing congregations have owned their church properties for many years and the original loans have been repaid or significantly paid down. These church properties often have substantial appraised values with little or no existing indebtedness. Congregations with stable cash flows often are in a strong financial position and are able and willing to seek financing for expansion and remodeling.

Our market research suggests that investing in secured credit union member business loans may be profitable for us. These are commercial loans which are secured by real property which is not church or church-related property. Over the last four years the number and amount of member business loans made by credit unions has more than doubled.  At the same time, many credit unions are approaching the regulatory limits on the proportion of assets that may be allocated to business lending. As a result, these credit unions are seeking ways to sell those loans so they can continue serving their membership with business lending services. We believe our experience and expertise are directly translatable to investing in this market segment. We are continuing to explore these investment opportunities and, in the future, we may expand our loan investments to include credit union business loans. However, before making any significant investments in loans not secured by church-related properties, our Board must approve appropriate policies and underwriting standards.

Additional Debt

In general, there is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. However, we are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

Employees and Facilities

We lease our offices of approximately 1200 square feet from ECCU. We believe the amounts we pay for these facilities and services are competitive.

Effective January 1, 2008, we entered into a staffing agreement with Administaff Companies II, L.P. for personnel and personnel administration services. Pursuant to this Agreement, we direct and control 7 full-time staff members.

Capitalization and Operational Funding

Investor Financing. Under our business plan, we intend to grow our asset base with funds from this offering, our sales of other debt or equity securities, and from our credit facilities. Our rate of asset growth depends on several factors, including the rate at which our debt investors reinvest or otherwise continue their debt investments as they mature. To the extent our debt investors do not continue their investments, we will experience a slower rate of asset growth. We use our available funds, which may from time to time include proceeds from the sale of our investor debt securities, to repay debt investments. However, our business plan does not require us to depend on the future sales of Notes to retire our existing debts, as we believe we will be able to service and repay our debt securities at any time through our available cash investments and through liquidation and/or hypothecation of our mortgage loan investments based on our current and anticipated debt to equity ratios.

We have historically relied primarily on the sale of our debt securities to investors to fund our mortgage loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. Although we intend to continue to direct the sales of our debt securities to individuals, institutions, ministries and organizations associated with evangelical churches and church associations, denominations and organizations, we may in the future engage investment banks to underwrite debt securities and distribute those securities to their clients. Those clients may not meet the same description as our current debt investors.

The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. See "Risk Factors". We are able to accurately budget our cash needs at least 90 days in advance. We believe we will continue to adequately provide liquidity through our existing cash and credit facilities and/or, if necessary, the sale or hypothecation of mortgage loan investments.

Our Credit Facilities.  On October 12, 2007, we entered into two note and security agreements with Members United Corporate Federal Credit Union.  This lender, whom we refer to as Members United, is a federally charted credit union located in Warrenville, Illinois, which provides financial services to member credit unions.  One note and security agreement is for a secured $10 million revolving line of credit, which we refer to as the $10 Million Credit Facility, and the other is for a secured $50 million revolving line of credit, which we refer to as the $50 Million Credit Facility.  Both credit facilities are secured by certain of our mortgage loans.  We intend to use the $10 Million Credit Facility for short-term liquidity purposes and the $50 million Credit Facility for mortgage loan investments.  We may use proceeds from either loan to service our other debt, including the Alpha Class Notes.

Funds drawn on the $10 Million Credit Facility constitute a demand loan payable no later than one year from the date of funding and bear interest payable monthly at the floating rate Members United from time to time sets for its members.  This credit facility expires on September 1, 2008.

We may draw funds on the $50 Million Credit Facility at any time and from time to time during the draw period.  This credit facility is payable interest-only monthly at the rate of the Fed Funds Open Rate plus 75 basis points during its draw period.  This loan is payable interest-only during the draw period.  After it is fully drawn, it is payable over a five-year period by monthly payments based on a 30-year amortization at a rate of interest to be set by Members United at the time the loan is converted.  This credit facility expires September 1, 2012 .

Both credit facilities are recourse obligations secured by designated mortgage loans.  We must maintain the collateral in an unpaid principal amount of a maximum margin of 90% of the unpaid loan amount.  That is, we must maintain collateral with an unpaid principal balance equal to approximately 1.11 times the unpaid balance of each credit facility.  We have the right to substitute or replace one or more of the mortgage loans serving as collateral.

Both credit facilities contain a number of borrower covenants, including affirmative covenants, to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and its other debt, and to provide the Lender with current financial statements and reports.

Our obligations to repay the outstanding balance under each of these credit facilities may be accelerated upon the occurrence of an "Event of Default" as defined under the Credit Agreement.  Such Events of Default include, among others, failure to timely pay either loan and our breach of any of our covenants.

Formation of MPF and Securitization

Securitization Transactions.  We intend to use securitization as an additional means of financing our operations. In August, 2007, we formed MPF, a Delaware limited liability company, a special purpose entity. MPF has purchased qualifying church mortgage loans. These loans were originated by ECCU and us and are serviced by ECCU. MPF used its warehouse credit facility which is described below. As soon as is reasonably practical, MPF intends to consummate a securitization of its mortgage loan pool. To do this, it will sell certificated security interests backed by this pool in one or more tranches. MPF may retain a subordinated or equity interest in its mortgage loan pool. MPF will likely be required to have some or all of these asset-backed securities rated by nationally recognized securities ratings agencies as it will seek to sell the securities to institutional investors. These issuances, depending on the specific circumstances, may be accounted for as either financings or sales. The proceeds from sale of these securities MPF will be used to pay down the BMO credit facility, which MPF may again draw down to acquire additional loans and repeat the securitization process. As the sole owner of MPF, we would receive the benefits of MPF’s profits from these securitized transactions.

MPF’s ability to successfully complete the sale of securitized securities will depend on large part on prevailing financial market conditions, which, in recent months, has been in general depressed by various economic developments, including the subprime mortgage crisis. See “Risk Factors – Risk Related to Our Business.”

MPF's BMO Credit Facility

The BMO Credit Facility, which was effective on October 30, 2007, is a $150 million warehouse line of credit acquired through BMO Capital Markets Corp., as agent, and its subsidiary, Fairway Finance Company, LLC, as lender. We refer to these entities as BMO and Fairway, respectively. Pursuant to this credit facility, MPF is authorized to apply this financing for the purchase of eligible church mortgage loans which either we or ECCU originates.

Under the terms of the Loan, Security and Servicing Agreement for the BMO Credit Facility, US Bank National Association will act as custodian and account bank, and Lyon Financial Services, Inc. will act as backup servicer. Under a servicing agreement, ECCU will service this loan portfolio. We refer to this agreement and the related BMO Credit Facility Agreements as the BMO Credit Facility Agreements.

Under the terms of the BMO Credit Facility Agreements, MPF must maintain the greater of (i) a minimum borrowing equity of $20 million, or (ii) a 75% maximum loan to asset ratio relative to the balance of eligible mortgage loans, as adjusted for certain concentration limits. The termination date for the BMO Credit Facility is October 30, 2010. However, termination may be accelerated upon the occurrence of certain termination events, as defined in the loan agreements.

MPF has agreed that commencing on or before April 30, 2009, and continuing not less than every 12 months thereafter, it will enter into a term securitization financing transaction, whole loan sale or other refinancing, in an amount equal to or greater than $50 million for the purposes of refinancing its mortgage loan portfolio and retiring amounts owed under the BMO Credit Facility. BMO has the right of first refusal, but not the obligation, to act as exclusive placement agent for these term securitization financing transactions.

The BMO Credit Facility Agreements contain standard borrower representations, covenants and events of default, including failing to make required payments on the credit facility, failing to timely cure a borrowing base deficit, incurrence of a default under MPF's mortgage loan purchase agreements, the occurrence of an event causing termination of the service agreement, the occurrence of a material adverse event that affects MPF's ability to collect on its mortgage loan investments, a change in control of either MPF or ECCU, and other default provisions typical of warehouse financing agreements. The agreements also contain customary borrower affirmative and negative covenants that require MPF to operate its activities as a special purpose bankruptcy remote entity, and to conduct its affairs and operations with ourselves and any other affiliated entities on an arms-length basis.

In the event of a default, the lender has the right, in addition to other rights and remedies, to accelerate all of MPF's obligations under the credit facility, declare that a termination event has occurred and exercise all rights and remedies to foreclose on the collateral under applicable Uniform Commercial Code and other laws, and to otherwise take any actions to which it would be entitled under applicable law under the loan agreements.

Interest payable for each advance during the applicable settlement period is determined under short-term promissory notes MPF will give under the BMO Credit Facility to the lender, under a liquidity asset purchase agreement by and among BMO as liquidity agent, the Bank of Montreal as liquidity bank, and Fairway as lender. Until these promissory notes are issued, the interest rate will equal the Eurodollar rate for the applicable settlement period, as adjusted in accordance with the terms of the loan agreement.

The agreement requires MPF to enter into, on each settlement date, a hedge transaction that will provide for monthly payments to assure that there is a minimum "hedged excess spread rate," as defined in the agreement; that is, not less than 1%.  In addition, MPF is required to make deposits into a reserve account established by the lender in an amount equal to the premium to purchase a LIBOR cap that provides for a hedged excess spread rate for that cap that is at least 0.50 percent and provide for monthly payments on each settlement date.

Our Mortgage Loan Investments

Type of Loans. We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by second liens or which are guaranteed junior secured obligations.  Some of our mortgage loan investments are partial participation ownership in the mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our mortgage loans ranges from 4.0% to 100%. This practice allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

Construction Loans.  Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a maturity that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%.

Permanent Loans.  We acquire or originate mortgage loans that may have an adjustable interest rate, a hybrid rate that includes an adjustable rate with an option to convert to a fixed rate or fixed rate. The term for a mortgage loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90%.

Line of Credit.  We may make line of credit arrangements available to borrowers to meet their temporary working capital needs. The term of such arrangements typically will not exceed one year and provide for minimum interest payments during the term of the loan. For loans made to members of credit unions that are secured by accounts receivable and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral.

Letters of Credit.  Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount, provided the conditions set out in the letter are met. We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit.

Our Loan Policies

Historically, we have relied upon ECCU to originate mortgage loans made to churches, schools, ministries and other non-profit corporations to purchase land, develop facilities, construct or renovate worship facilities or refinance existing indebtedness. ECCU has been making loans in this market sector for over 20 years. We rely upon ECCU’s underwriting standards and review and its successful record in underwriting profitable and performing mortgage loans in this market sector.

While we continue to acquire loans from ECCU, we have established our own underwriting staff and capabilities and we plan to rely less on ECCU in the future for our loans. As we expand our operations to include loan origination activities, we intend to offer loans with fixed, variable and hybrid interest rates.  We receive an origination fee and loan processing fee at the inception of each loan. These fees may be added to the principal amount of the loan or paid at closing of the loan. Our loan underwriting process involves a review and analysis of the church or ministry’s financial operation, the strength of the organization’s leadership team, prior history, financial capability and general creditworthiness.

Origination of our Mortgage Loan Investments

We have historically relied on ECCU for both the origination and underwriting of our mortgage loan investments. We are expanding our in-house staff and loan origination capabilities and expect to reduce reliance on ECCU. Borrowers pay loan origination fees and processing fees to us on loans we originate.

Our Mortgage Loan Investment Standards. Our policy is to require each of our mortgage loan investments to meet the following criteria:

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Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, "cash flow" includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower's cash flow over the expected term of the loan.

•	Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

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Priority of Secured Interest. The loan must be secured by a first or second deed of trust on real property, except we may invest in a loan secured by a more junior deed of trust under circumstances we deem acceptable. We may on occasion, in circumstances we deem appropriate, make an unsecured loan.

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Funding Escrow. The mortgage loans shall be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

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Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

•	Title Insurance. Each mortgage loan must be covered by a current standard lender's title insurance policy.

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Application of Loan Proceeds. Our loans are generallly for the acquisition of real property. We also make construction loans which are convertible into permanent loans. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, the loan proceeds must be available only for expenditures on account of the purpose for which the loan was made.

•	Inspection. We, the original lender, or the lender's representative must have made a personal on-site inspection of the property securing the loan.

•	Borrower's Credit. The borrower under the loan must pass credit standards and demonstrate sufficient income or cash flow to service the mortgage loan.

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Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), errors and omissions insurance (to insure against good faith errors on the part of our employees or agents), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

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Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower. For amounts of $500,000 or less, we do not require an escrow or title insurance. We require that our loan investment committee approve the transaction.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Of the five risk rating categories established, we consider for purchase only those loans with the three highest ratings (lowest assessed risks). We update the risk ratings of our mortgage loan portfolio at least annually.

Servicing

We currently rely upon ECCU to service any loans that we originate. Loans purchased by MPF using its BMO Facility are serviced by ECCU. As of December 31, 2007, ECCU was servicing 89 loans for us or our wholly-owned subsidiary, MPF, which totals approximately $116,563,877 in loan principal outstanding. All loans purchased by MPF will be eligible for inclusion in a securitized loan portfolio that we intend to offer to investors in asset-backed securities.

Our Mortgage Loan Portfolio Management

Liquidity Management. We have adopted a liquidity management plan in an attempt to reasonably assure the continued availability of liquid funds to repay our debt securities as they mature. Under this plan, we have estimated continued sources of cash, including cash reserves, reinvestment by our Investors based on reasonable reinvestment rate assumptions, and anticipated principal payments on our mortgage loan investments.

Since our inception, we have followed a policy of maintaining operational reserves in an amount which, together with our expected cash from operations and funds, including funds available from credit facilities, we judge to be sufficient to permit the timely payment of interest and principal on our debt securities. We intend to continue this policy but may, in our discretion, suspend or modify it at any time or from time to time in the future. Should these reserve resources be insufficient from time to time, it would be necessary for us to seek interim financing through additional credit facilities or to sell a sufficient amount of our mortgage loan assets in order to meet our cash flow demands.

Sale or Hypothecation of Mortgage Loan Investments. In the event we are unable to continue to finance our investment activities through the sale of our debt securities, we may have to suspend further mortgage loan investment activities and we could terminate these activities permanently. Under these circumstances, we would liquidate our mortgage loan portfolio as necessary to repay any then outstanding debt securities as they became due. We believe that we could realize sufficient funds from our assets to repay any then outstanding debt on a timely basis because of our ability to determine our liquidity needs with reasonable certainty at least 90 days in advance, the nature and liquidity of our cash, our accounts receivable, our mortgage loan investments, the historic prices paid for secured loans comparable to our mortgage loan investments, and the availability of purchasers for our mortgage loans. While to date we have not tried to sell or hypothecate a significant amount of our mortgage loans, we have identified several potential purchasers or lenders who are credit unions, which on a regular basis purchase and/or sell participations of secured loans comparable to our mortgage loan investments.

Collection. We contract for servicing arrangements with the originators of the loans we purchase. Their standards and practices for collecting on delinquent loans must be aggressive. We require a loan servicing agent to contact a delinquent borrower promptly upon a missed payment to arrange for satisfactory performance.

Restrictions on Our Transactions Involving Interested Parties

Our policies prohibit transactions in which our directors, officers and executive personnel may have an interest as follows:

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Our Board, investment committee members and officers may not participate or seek to influence our decision to invest in a loan or transaction wherein that individual or a member of his or her immediate family has any direct or indirect fiduciary or pecuniary interest. We may transact business with a Board member, committee member, officer, or shareholder holding 5% or more of our voting stock, so long as the transaction is fair and equitable to us and is consistent with our policies generally applicable to similar transactions by us with unrelated parties. Any such transaction must be approved by a majority of our Independent Directors and by a majority of all of our directors not otherwise interested in the transaction, following full and complete disclosure of the person's or his affiliate's interest in the transaction.

•
No fee, commission, gift, rebate, or reciprocal arrangement of any kind or other inducement may be solicited or accepted by any officers, directors, committee members or employees in connection with our investments. Reciprocal arrangements include any discounts on merchandise or services, equity participation or any other form of consideration or compensation whatsoever except as permitted by our Board as described above.

•
We may not purchase or participate in a mortgage loan where a portion of the amount of income to be received from the loan is tied to or contingent upon the revenues or income of the borrower or upon the appreciation in the value of the borrower's business.

Nature of Our Investments

In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the mortgage loan by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the mortgage loan note. We must foreclose on the property under the deed of trust.

Our mortgage loan investments will not be guaranteed or insured by any person or any instrumentality or agency of the federal government, any state government or any local government. We must therefore look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required.

Our ability to recover the value of the mortgage loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our mortgage loans are secured by property located in the State of California.

Description of Legal Aspects. The mortgage loans are in the form of promissory notes secured by deeds of trust or mortgages on real property or other assets. In general, these notes require the borrower to pay principal and interest on specified dates. The deed of trust generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes.  California, as does most states, imposes statutory prohibitions which limit the remedies of a mortgage lender. A mortgage lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a "purchase money loan") or the loan is secured by the borrower's residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the mortgage loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its mortgage loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing mortgage loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of mortgage loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of mortgage loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

Our Non-Mortgage Loan Investments

In addition to traditional mortgage loans, we also from time to time invest in other credit extension arrangements, such as providing letters of credit or other financial instruments as security for loans. We may also make unsecured loans to ministries or churches with established credit. The total amount of unsecured, non-guaranteed loans will not constitute a material portion of our total loan portfolio.

Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market sector. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to service this market sector. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs, and lower costs of operation in proportion to their size. We believe, however, that we have developed an efficient, effective and economical operation that allows us to identify, create and maintain a diversified portfolio of church mortgage loans. Also, we believe we will remain competitive because of the extensive experience of our officers, management and directors in working with ministry related financing transactions, loan origination, investment in churches, schools, ministries and non-profit organizations. We also rely upon the extensive experience of ECCU, its management team and directors in meeting the financial needs of churches, ministries, schools and ministry minded members. Our agreements with ECCU also provide a steady source of mortgage loans that are originated or serviced by ECCU and also provide us with a network of relationships with ministry oriented investors, entities and organizations that are active in financing ministry related projects.

Regulation

We are organized as a credit union service organization, or a CUSO, to serve the interests of credit union shareholders that own shares of our common stock and preferred stock and members of such credit unions. As a CUSO, we are subject to the regulations promulgated by the National Credit Union Administration that apply to CUSO’s. Presently, these regulations do not directly affect or regulate business.

Many states regulate the origination, investment in, and servicing of loans. Under the California Finance Lender’s Law, no lender may engage in the business of a “finance lender” or “broker”, as defined, without obtaining a license from the California Department of Corporations, unless otherwise exempt under the law. We are usually licensed under this law.

We conduct loan originating activities for churches and related ministry projects. As we expand our loan originations in states outside the state of California, we will have to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination vary from state to state.  Because these laws are constantly changing, due, in part, to the challenge facing the housing industry and financial institutions from subprime lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our personnel with respect to all of these laws and regulations.  As a result, we may not always remain in compliance with these requirements, including licensure requirements.

MANAGEMENT

Our directors and executive officers are as follows:

Name	Age	Positions
Mark G. Holbrook	57	Chairman of the Board, Chief Executive Officer
Billy M. Dodson	47	President, Assistant Secretary
Van C. Elliott	70	Secretary, Director
Susan B. Reilly	51	Vice President of Finance and Principal Accounting Officer
Mark A Johnson	50	Director
Arthur G. Black	69	Director
Shirley M. Bracken	56	Director
Juli Anne S. Callis	55	Director
Jeffrey T. Lauridsen	58	Director
R. Michael Lee	49	Director
Randolph P. Shepard	51	Director
Scott T. Vandeventer	51	Director

The following is a summary of the business experience of the officers and directors.

MARK G. HOLBROOK has served as our chairman since our inception. Mr. Holbrook also serves as president and chief executive officer of ECCU. He began his career with ECCU in 1975 and has served as its president since 1984. ECCU currently has assets under management of over $2.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Board Chairman of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College.

BILLY (BILL) M. DODSON became our president on May 8, 2006, and was elected Assistant Secretary in October 2007. Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer starting in August, 2000. While at that company, he managed all aspects of a brokerage operation, which annually distributed to investors between $125 and $175 million dollars of Church Mortgage Bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary. Mr. Dodson has in the past held various securities and insurance licenses. He is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.

VAN C. ELLIOTT has served as a director since 1991.  He has served as director for ECCU, from April, 1991 until the present (except from March, 1997 to March, 1998 and March, 2004 to March, 2005).  Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association's activities. Since that time, he has been a self-employed consultant providing financial and fund raising consultation services to church and church-related organizations. Mr. Elliott received his Bachelor's and Master's degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.  Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.  He has completed post-graduate instruction at the College for Financial Planning.  Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.®

SUSAN B. REILLY has served as our Vice President of Finance and Principal Accounting Officer since November, 2007. Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group.

MARK A. JOHNSON has served as a director since our inception. Mr. Johnson also serves as executive vice president of ECCU, a position he has held since June, 1993. Prior to joining ECCU, Mr. Johnson served as vice president of a multi-company commercial warehousing/distribution organization and for six years served as president and chief executive officer of a subsidiary of that company. Prior to that, Mr. Johnson served as vice president/branch manager of a Southern California independent bank. Mr. Johnson has a Bachelor of Science degree in Business Administration from Biola University.

ARTHUR G. BLACK has served as a director since 1997. He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black previously served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as executive vice president of Truth For Life from 1994 to 1996. Truth For Life is a nationally-syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993, and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black was elected to the Board of Directors to replace the seat previously held by Paul A. Kienel.

SHIRLEY M. BRACKEN has served as a director since June, 2003. Ms. Bracken has since 1997 owned and operated Shirley Bracken Consulting Services, a consulting firm providing services in the areas of communications, funding, development and marketing for non-profit organizations, including schools. Until she resigned to start her consulting business, Ms. Bracken worked for Carl Karcher Enterprises, Inc. of Anaheim, California, which she first joined in 1983. At the time she left, Ms. Bracken served as that Company's Vice-President, Communications/Human Resources. Ms. Bracken holds a BA in Sociology from California State University, Fullerton, and a Masters in Organizational Leadership from Biola University.

JULIANNE S. CALLIS has served as a director of MPIC since 2007. She is currently Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Prior to her current assignment, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region to include the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master's degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive Committee of the Open Solutions, Inc. Client Association, and as a Trustee of the International Mission Board of the Southern Baptist Convention.

JEFFREY T. LAURIDSEN has served as a director of MPIC since October, 2007.  He is an attorney in private practice in Tustin, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen's 17 years of law practice have focused on corporate law, and encompassed both trial and appellate work in diverse areas of law, including Business Litigation, Construction Defect, General Liability, Premises Liability, Products, Medical Malpractice, ERISA, Insurance Coverage, Automobile Liability, Insurance Bad Faith, Employment and Labor Law, Sexual Harassment, Sexual Molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years.

R. MICHAEL LEE has served as a director since January, 2008. Mr. Lee currently serves as President, Midwest Region and Chief Membership Officer for Members United Corporate Federal Credit Union. Mr. Lee joined Mid-States Corporate Federal Credit Union in 2005, prior to the merger that created Members United. He has served as Senior Vice President of Sales for Corporate Network eCom, Senior Vice President of Marketing and Member Services at U.S. Central Credit Union, and Senior Vice President, Marketing and Member Services at Corporate One Credit Union, Inc.  Prior to this, he spent 15 years in the insurance industry, serving the needs of business owners. Mr. Lee attended Southern Illinois University, CUNA's Financial Management School, and has completed numerous industry training sessions throughout his career.

RANDOLPH (RANDY) P. SHEPARD has served as a director since January, 2008. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003 after the merger of TRW Systems Federal Credit Union and Eastern Federal Credit Union, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a Certificate of Executive Management from Claremont Graduate School.

SCOTT T. VANDEVENTER has served as a director since 1992. Mr. Vandeventer has been employed by ECCU since 1988 and is currently executive vice president and chief operating officer. Prior to joining ECCU, Mr. Vandeventer provided consulting services to ECCU and others through AM Business Communications, Inc., a marketing communication company he founded in 1980. Mr. Vandeventer received his Bachelors Degree from Biola University and has completed graduate work in finance and marketing at California State University Fullerton School of Business Administration.

Our Board of Directors

We currently have ten (10) Directors. Our Directors are elected annually by our shareholders for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our Board. The management and direction of our business activities are under the control of our Board.

Board Committees

Our Board of Directors has established committees, including Board Governance, Audit, Investment, and Asset/Liability Management. Our investments, including loan purchases and dispositions, are reviewed by the investment committee appointed by the Board of Directors. The committee will consist of at least three individuals. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve as members of the investment committee. Mr. Dodson serves ex-officio.

Director Compensation

None of our directors currently receives compensation. Each is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

MANAGEMENT COMPENSATION

The following table sets forth certain information regarding compensation we paid to our Chief Executive Officer and President for services rendered to us during our fiscal years ended December 31, 2006, 2005, and 2004. Except for Mr. Dodson and Mr. Ballas, none of our executive officers (our named Executive Officers) had a total salary, plus bonus, exceeding $100,000 during these periods.

Summary Compensation Table
Annual Compensation
Name and Principal Position	Year Ended	Salary(s)	Bonus	Other Annual Compensation	All Other Compensation
Mark G. Holbrook, Chairman, Chief Executive Officer	2007 2006 2005	-0-(1) -0-(1) -0-(1)	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Billy M. Dodson, President	2007 2006(4)	$173,460 $99,077	$68,300 $65,500	$39,655 -0-	$23,433 (3) $8,265 (3)
Stephen A. Ballas, President (2005)	2005	$93,674	$21,058	$ 2,962 (2)	$24,648 (3)
_____________________
(1)	Mr. Holbrook serves without compensation by us. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer and director of the Company.

(2)	Comprised of automobile allowance.

(3)	Includes amounts the Company contributed for Mr. Dodson's and Mr. Ballas' 401(k) Retirement plan, medical benefits, and life and disability insurance.

(4)	Compensation commenced in May, 2006.

Option/Warrant Grants in Current Fiscal Year. We have not issued any options, warrants or other rights to purchase our securities.

DESCRIPTION OF OUR OTHER CAPITAL STOCK

Our Authorized Capital Stock

Our authorized capital stock consists of 10,000,000 shares of common stock, no par value, of which 146,522 are deemed to be outstanding, and 1,000,000 shares of preferred stock, of which a total of 107,922 shares are outstanding.

We have authority to issue up to 1,000,000 shares of preferred stock at such times and in such series as the Board may determine by fixing the rights and preferences of such shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. Except as otherwise may be designated for a series of preferred stock, our Board may designate and issue subsequent series of preferred stock (or existing series of preferred stock may be subsequently amended) without further action by the holders of our common stock. The rights of our common shareholders are subject to, and may be adversely affected by, the rights of holders of our preferred stock. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Our Board has designated 5,000 shares of Series A Preferred Stock, 100,000 shares of Class I Preferred Stock, and 75,000 shares of Class II Preferred Stock. We have 88,922 shares of Class I Preferred Stock outstanding and 19,000 shares of Class II Preferred Stock outstanding. We have no shares of Series A Preferred Stock outstanding. The following is a summary of the terms, rights and privileges of our Preferred Stock.

Class I Preferred Stock

Rank. The Class I Preferred Stock ranks prior to our common stock as to dividends and distributions of assets. The Board may increase the amount of the Class I Preferred Stock or designate one or more series of preferred stock which rank junior to the Class I Preferred Stock without the approval of the holders of that Class I Preferred Stock. However, the Board may not designate a series of preferred stock ranking senior to the Class I Preferred Stock without the approval of the holders of at least two-thirds (2/3rds) of the Class I Preferred Stock.

Dividends.  Holders of the preferred stock are entitled to receive dividends payable quarterly at the rate of 190 basis points over the one year Libor rate in effect on the last banking day of the calendar month in which the dividend is declared. Dividends are payable when declared payable by our Board. Our Board intends to declare and pay dividends quarterly. However, our payment of dividends is subject to certain California corporate law restrictions. Dividends are cumulative. That is, any dividend which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference. $100.00 per share, plus an amount equal to any declared and unpaid dividends.

Redemption. We may call the Class I Preferred Stock for redemption at the liquidation preference ($100.00 per share), in whole or in part, upon 90 days' prior written notice on December 31, 2007 or on each December 31 thereafter.

Rights Upon Liquidation. Upon a change in control, liquidation, dissolution or winding up of our affairs, the Class I Preferred Stock will be entitled to receive the liquidation preference per share of $100.00 plus the amount of any declared but unpaid dividends before any distributions with respect to our common stock or other junior stock.

Rights in the Event We Fail to Pay Dividends. In the event we fail to pay four (4) consecutive quarterly dividends, the Class I Preferred Shareholders will have the right to elect two (2) directors to our Board of Directors, who will serve until dividends on the Class I Preferred Stock are brought current.

Voting Rights. Except as stated above, the Class I Preferred Stock has the right to vote only on matters on which preferred stock is entitled to vote under California corporate law, including the right to vote as a class on certain amendments to the Company's charter documents, and certain mergers and reorganizations.

Conversion Rights. The Class I Preferred Stock is not convertible.

Class II Preferred Stock

The rights, preferences and privileges of our Class II Preferred Stock are identical to those of our Class I Preferred Stock, except the Class II Preferred Stock is entitled to dividends at the rate of one percent (1.0%) per annum.

Common Stock

Our common stock is entitled to one vote per share on all matters to be voted upon by the common stock. Approval of proposals submitted to shareholders at a duly held meeting, other than the election of directors, requires a vote of a majority of the common stock eligible to vote in person or by proxy. Our common stockholders have the right to cumulate their votes in the election of directors.

Among the matters on which the common stock may vote are the following: (1) the election or removal of Directors; (2) an increase or decrease in the number of Directors; and (3) amendments to our Articles of Incorporation and Bylaws. A majority vote of the common stock voting on a matter at a meeting at which a quorum is present will constitute the approval of the common stock unless a greater number of votes is specifically required by statute or by our Bylaws.

Our Articles of Incorporation and Bylaws may be amended by the vote of a majority of the common stock, except that the amendment of the provisions regarding the removal and liability of directors, the meetings of shareholders and any provision requiring a greater than majority vote must be approved by each class of stock as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon liquidation of the Company, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by the Board of Directors and/or shareholders of a new class or series of preferred stock would not constitute such an amendment.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock issued by the Company in the future. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

Stockholders are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

OUR OTHER INVESTOR DEBT NOTES

At December 31, 2007, we had $62.0 million of other investor debt securities outstanding. These debt obligations included the following.

The Alpha Class Notes

At December 31, 2007, we had $33.8 million of our Alpha Class Notes outstanding. The Alpha Notes were issued in five Series having maturities ranging from 6 to 120 months. The Alpha Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Alpha Class Note Loan and Trust Agreement. This Loan Agreement contains certain financial covenants and restrictions on the payments of dividends and other debt. The Alpha Class Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

Special Offering Notes

At December 31, 2007, we had $27.7 million of debt securities having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of our common stock owned by each of our executive officers and directors, and by our directors and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our common stock as of the date of this prospectus.

Name	Beneficial Ownership	Percentage Owned(1)

Billy M. Dodson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark G. Holbrook 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark A. Johnson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Van C. Elliott 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Arthur G. Black 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Shirley M. Bracken 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Juli Anne S. Callis 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Jeffrey T. Lauridsen 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Scott T. Vandeventer 955 W. Imperial Hwy. Brea, CA 92821	--	--%
All officers and directors as a group	--	--%
Other 5% or greater beneficial owners (seven): Evangelical Christian Credit Union	62,000	42.31%
Financial Partners Credit Union	12,000	8.19%
USA Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to table
(1)           Based on 146,522 shares of common stock outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS

Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to volume growth, revenues, profitability, new services, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in our next Annual Report on form 10-KSB and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

Our primary mission is to make loan financing available to the evangelical Christian community, primarily for the acquisition and improvement of church-related properties. We do this by originating and investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.

We obtain funds for our mortgage loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations.  We also obtain funds from lines of credit provided by financial institutions, and from our shareholders’ investment in our common and preferred stock.

Our goals are to provide funds for loans to evangelical churches and church organizations on a cost effective basis, and to provide funds for member business loans originated by other credit unions. In addition, we intend to operate in such a way as to provide competitive yields to purchasers of our notes, dividends to our preferred shareholders, and a general increase in the value of our equity securities for the benefit of our shareholders.

Developments in Business Operations

On August 7, 2007, we formed MPF. On October 30, 2007, we consummated our first warehouse financing arrangement under the BMO Facility.  As of December 31, 2007, MPF had purchased approximately $40.8 million in qualifying church mortgage loans from ECCU.  In November 2007, we completed line of credit financing arrangements with Member United pursuant to which we entered into a $10 Million LOC and $50 Million CUSO Line.  As of December 31, 2007, we had funded $7.7 million in new loans using these financing facilities.

We have expanded our in-house loan origination capabilities by hiring of Vice President of Lending and plan to increase our staffing capabilities in order to expand our origination and processing capabilities.  By increasing our loan processing capabilities, we will be able to expand the services we provide to our credit union shareholders and their members.  With the addition of a Vice President Finance and Accounting, we have also committed resources to expanding our operations, our balance sheet and services to the credit unions and members that we serve.

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on-going basis, we evaluate these estimates, including those related to reserves for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

 Accounting for Derivative Financial Investments and Hedging Activities

We use derivatives to hedge, fix and cap interest rate risk and we account for our derivative and hedging activities using SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction.

We use interest rate swap agreements to hedge our exposure to interest rate risks on our balance sheet.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  Derivative instruments that convert a portion of our variable debt to a fixed rate are commonly referred to as a cash flow hedge and when we convert a portion of our fixed rate loans to a variable rate, we refer to that as a fair value hedge.

When a cash flow hedge is considered to be effective, we record the fair value of the derivative instrument on our balance sheet as either an asset or liability, with a corresponding amount recorded as a component of other comprehensive income.  Amounts are reclassified from other comprehensive income to the income statements in the period or periods that the hedged transaction affects earnings.

Under a cash flow hedge, derivative gains and losses that do not offset changes in the value of hedged asset or liability is recognized immediately in non-interest income.  For hedges that offset changes in the net value of the hedged liabilities, we defer the net settlement amount and amortize this amount into net interest income over the life of the hedged debt.

Valuation of Loans

We classify loans that we intend to hold for the foreseeable future at their outstanding principal balance, less an allowance for loan losses and adjusted for deferred loan fees and costs.  We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the straight line method, which results in an amortization that is materially the same as the interest method.

Allowance for Loan Losses

Determining an appropriate allowance for loan losses involves a significant degree of estimation and judgment. The process of estimating the allowance for loan losses may result in either a specific amount representing the impairment estimate or a range of possible amounts. Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” provides guidance on accounting for loan losses associated with pools of loans and requires the accrual of a loss when it is probable that an asset has been impaired and the amount of the loss can be reasonably estimated.

When management confirms that a loan is uncollectible, a loan loss is charged against our allowance for loan losses.  If there are subsequent recoveries, we credit such amounts to the allowance.  Financial Accounting Standards Board Interpretation No. 14, “Reasonable Estimation of the Amount of a Loss—an interpretation of FASB Statement No. 5,” states that a creditor should recognize the amount that is the best estimate within the estimated range of loan losses. Accordingly, the determination of an amount within the calculated range of losses is in recognition of the fact that historical charge-off experience, without adjustment, may not be representative of current impairment of the current portfolio of loans because of changed circumstances. Such changes may relate to changes in the age of loans in the portfolio, changes in the creditor’s underwriting standards, changes in economic conditions affecting borrowers in a geographic region, or changes in the business climate in a particular industry.

Management regularly evaluates our allowance for loan losses based upon our periodic review of the collectibility of the loans, historical experience, nature and volume of our loan portfolio, adverse situations that may affect the borrower’s ability to repay, value of the collateral and prevailing economic conditions.  Since an evaluation of this nature is inherently subjective, we may have to adjust our allowance for loan losses as conditions change and new information becomes available.

Recent  Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (an interpretation of SFAS Statement No. 109). FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 was issued to clarify the accounting for uncertainty in income taxes recognized in the consolidated financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 in 2007 did not have an impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued Statements of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but applies under other existing accounting pronouncements that require or permit fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement and, therefore, should be determined based on the assumptions that market participants would use in pricing that asset or liability. SFAS No. 157 also establishes a fair value hierarchy that distinguishes between market participant assumptions developed based on market data obtained from independent sources and the Company’s own assumptions about market participant assumptions based on the best information available. SFAS No. 157 is effective for the Company on January 1, 2008. The Company does not expect that adoption of SFAS No. 157 will have a significant impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115 which is effective for financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 159 permits, but does not require, entities to measure certain financial instruments and other items at fair value. SFAS No. 159 is intended to encourage the expanded use of fair value measurement. At this time, management does not intend to elect the fair value option for any financial instruments.

Financial Condition

December 31, 2007 Compared to December 31, 2006

At December 31, 2007 and 2006, we held mortgage loans representing $116,309,744  and $59,713,567, respectively.  Mortgage loans constituted 96.0% and 88.3% of our total assets at December 31, 2007 and 2006, respectively.

During the fourth quarter of 2007, MPF purchased loans totaling $40.8 million with a weighted average yield of approximately 7.22%.  In addition, we acquired $32.5 million in loans in 2007.  We or our wholly-owned subsidiary, MPF, acquired $73.3 million in loans from ECCU in 2007, as compared to $46.3 million in 2006.

As of December 31, 2007, approximately 88% of all loans that we or MPF own were originated by ECCU and purchased in whole or as a participation interest.  The remainder were originated directly through our loan origination services.  As of December 31, 2007 and 2006, none of the loans were impaired, on non-accrual status, or 90 days or more past due.  We have no loan writeoffs on our loan portfolio.

As of December 31, 2007, our total borrowings under our BMO Facility was $41.6 million.  We used the BMO Facility to purchase loans from us or ECCU until such time as they can be included in a securitization transaction.

We previously had a line of credit facility with ECCU, which was terminated in October, 2007.  We had no borrowings under the ECCU line of credit in 2006 and 2007.  With the completion of the BMO Facility, Members United $10 Million LOC and $50 Million CUSO Line, our line of credit borrowings increased to $46,300,392 at December 31, 2007, as compared to zero at December 31, 2006.  As of December 31, 2007, the balance on our $50 Million CUSO Line was $4,716,455.

Obligations to our debt security holders increased from $54,330,889 at December 31, 2006 to $62,056,809 at December 31, 2007.  Our total liabilities at December 31, 2007 and 2006 were $109,174,698 and $54,588,198, respectively.

Stockholders’ equity was $11,909,572 and $13,060,509 at December 31, 2007 and 2006, respectively.  We had net losses of $298,982 during the year ended December 31, 2007.

Results of Operations for the Years Ended December 31, 2007 and December 31, 2006

Interest income on loans increased from $3,041,895 to $4,639,127 for the year ended December 31, 2007, primarily due to increases in mortgage loans that we acquired.  Total interest income increased from $3,132,439 to $4,932,453 at December 31, 2007, as compared to the year ended December 31, 2006.

Interest expense on our lines of credit increased from $-0- in 2006 to $376,877 due to our borrowings under the BMO Facility and Members United loan facilities.  Our interest expense payable to our debt security holders increased from $2,385,178 to $3,223,875 for the year ended December 31, 2007, primarily due to an increase in the amount of notes outstanding from $54,330,889 at December 31, 2006 to $62,056,809 at December 31, 2007.

Total interest expenses increased from $2,385,178 to $3,600,752 as a result of these increased borrowing obligations.  Net interest income increased to $1,331,701 for 2007, as compared to $747,261 in 2006.

Non-interest income decreased from $233,445 to $8,336 in 2007, primarily due to lower consulting fees and loan commitment fees on letters of credit.

Personnel expenses for salaries increased $474,221, or 115.2%, to $885,696 in 2007 compared to $411,475 in 2006.  We have added a new Vice President of Lending and Vice President Finance and Accounting in an effort to expand our services and operations.

Our office expenses, insurance and related operations expenses increased by $314,585, or 174.3%, to $495,096, as compared to $180,511 for the year ended December 31, 2006.  Professional costs for legal, accounting and consulting services increased by $154,396,  or 97.1%, to $313,375, as compared to $158,979.   These increased expenses were due to costs incurred in undertaking the BMO Facility and Members United financing transactions, restructuring of our trustee arrangements for our note investors, engaging in capital raising initiatives, and our efforts to respond to new accounting guidelines for consolidating entities and corporate governance.

Non-interest expenses increased from $831,662 to $1,796,236, an increase of $964,574 or 115.9%.  This increase is primarily attributable to increases in salaries and benefits of $474,221, office operations and other expenses of $314,585 and legal and accounting expenses of $154,396.

For the year ended December 31, 2007, we incurred a net loss of $298,982, as compared to net earnings of $98,306 for the year ended December 31, 2006, a decrease of $397,288, or 404.1%.  This decrease was primarily due to an increase in non-interest expense of $964,574 and a decrease in non-interest income of $225,109, which were offset by an increase in net interest income of $584,440 and a decrease in the income tax provision of $207,955.

Our Liquidity Plan

We intend to continue our current liquidity plan which relies primarily on cash generated by operations, cash reserves, proceeds from the sale of debt securities, and borrowings under lines of credit. Historically, we have experienced significant rates of reinvestment or renewal by our debt security investors upon maturity of their investments. However, should these sources prove insufficient to fund our operations and obligations, we believe that we could sell or hypothecate our loan investments. We base this belief on the size and quality of our mortgage loan investments, the availability of purchasers of those loans on a timely basis and a historic price (at or near par) paid for secured loans comparable to our mortgage loan investments. We believe that our strategy for maintaining liquidity will enable us to timely service and retire the notes regardless of the maturity mix of the notes outstanding

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on notes payable and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following tables provide information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

Distribution, Rate and Yield Analysis of Net Interest Income

	For the Years Ended December 31,
Assets:	Average Balance	2007 Interest Income/ Expense	Average Yield/ Rate	Average Balance	2006 Interest Income/ Expense	Average Yield/ Rate
Interest-earning accounts with other financial institution	$6,213,797	$293,326	4.72%	$1,490,878	$90,544	6.07%
Total loans [1]	$78,818,706	$4,639,127	5.89%	51,649,726	3,041,895	5.89%
Total interest-earning assets	$85,032,503	$4,932,453	5.80%	53,140,604	3,132,439	5.89%

Liabilities:
Public offering notes – Class A-1	--	--	--	47,782	3,767	7.88%
Public offering notes – Alpha Class	$26,498,190	$1,446,902	5.46%	19,980,539	961,755	4.81%
Special offering notes	$31,689,160	$1,748,451	5.52%	29,502,380	1,402,302	4.75%
International notes	$504,882	$28,522	5.65%	358,017	17,354	4.85%
Lines of Credit	$9,561,389	$376,877	3.94%	- -	- -	- -

Total interest-bearing liabilities	$68,253,621	$3,600,752	5.28%	$49,888,718	2,385,178	4.78%

Net interest income		$1,331,701			$747,261
Net interest margin [2]			1.57%			1.40%

[1] Loans are gross of deferred loan fees and the allowance for loan losses.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets increased to $85.0 million during the year ended December 31, 2007, from $53.1 million, an increase of $31.9 million or 60.0%. The average yield on these assets decreased to 5.80% for the year ended December 31, 2007 from 5.89% for the year ended December 31, 2006. This average yield decrease was related to lower interest rates realized on new deposits with other financial institutions. Average interest-bearing liabilities, consisting primarily of notes payable, increased to $68.3 million during the year ended December 31, 2007, from $49.9 million during 2006. The average rate paid on these notes increased to 5.28% for the year ended December 31, 2007, from 4.78% for 2006. The increase in the rate paid on interest-bearing liabilities was primarily the result of higher interest rates on new notes.

Net interest income for the year ended December 31, 2007 was $1.3 million , which was an increase of $584.4 thousand, or 78.2% over the prior year. The net interest margin increased 17 basis points to 1.57% for the year ended December 31, 2007, compared to 1.40% for 2006. The increase in the net interest margin was the result of decreased rates on line of credit borrowings.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), changes in interest rates (rate), and changes attributable to both the volume and rate (rate/volume):

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2007 vs. 2006
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
Increase (Decrease) in Interest Income:	$227,144	$(24,362)	$202,782
Interest-earning account with other financial institutions	1,599,119	(1,887)	1,597,232
Total loans	$1,826,263	$(26,249)	$1,800,014

Increase (Decrease) in Interest Expense:
Public offering notes – Class A-1	(1,883)	(1,884)	(3,767)
Public offering notes – Alpha Class	343,585	141,562	485,147
Special offering notes	109,216	236,933	346,149
International notes	7,958	3,210	11,168
Lines of Credit	376,877	--	376,877
	835,753	379,821	1,215,574
Change in net interest income	$990,510	$(406,071)	$584,439

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2006 vs. 2005
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
Increase in Interest Income:	$43,156	$19,807	$62,963
Interest-earning account with other financial institutions	177,823	326,904	504,727
Total loans	220,979	346,711	567,690

Increase (Decrease) in Interest Expense:
Public offering notes – Class A-1	(49,300)	5,092	(44,208)
Public offering notes – Alpha Class	99,638	148,701	248,339
Special offering notes	9,423	276,814	286,237
International notes	2,390	1,967	4,357
Other	(2,752)	--	(2,752)
	59,399	432,754	491,973
Change in net interest income	$163,924	$(88,207)	$75,717

Liquidity and Capital Resources

Twelve Months Ended December 31, 2007 vs. Twelve Months Ended December 31, 2006

We incurred a decrease in our cash during the twelve months ended December 31, 2007 in the amount of $5,389,646, as compared to a net increase of $4,587,483 for the twelve months ended December 31, 2006. This decrease was due to an increase in net cash used in investing activities. Net cash used in operating activities totaled $750,417 for the twelve months ended December 31, 2007, a decrease of $953,903 from $203,486 provided by operating activities during the twelve months ended December 31, 2006.

Net cash used in investing activities totaled $56,513,156 during the twelve months ended December 31, 2007, compared to $13,802,365 used during the twelve months ended December 31, 2006, an increase in cash used of $42,710,791. This difference is primarily attributable to more cash used for the purchase of loans than collection on loan principal during the twelve months ended December 31, 2007, as compared to the same period in 2006.

Net cash provided by financing activities totaled $51,873,927 for the twelve-month period in 2007, an increase of $33,687,565 from $18,186,362 provided by financing activities during the twelve months ended December 31, 2006. This difference is primarily attributable to an increase in our line of credit facilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we purchase participation interests in mortgage loans from ECCU, our largest shareholder.  During the years ended December 31, 2007 and 2006, we purchased $73.3 million and $46.3, respectively, of loans from ECCU.  We recognized interest income on loans purchased from ECCU of $4,135,830 and $3,041,895 during the years ended December 31, 2007 and 2006, respectively.

We maintain cash balances with ECCU. Total funds held with ECCU at December 31, 2007 and 2006 were $1,482,171 and $1,855,725, respectively. We earned interest on these cash balances for the years ended December 31, 2007 and 2006 in the amount of $88,729 and $23,601.

Pursuant to an administrative services agreement, we purchase certain professional services from ECCU and we rent our administrative offices from ECCU on a month-to-month basis. We paid ECCU $177,375 and $151,573 for the years ended December 31, 2007 and 2006, respectively, for these services and facilities. We negotiate these charges with ECCU based upon the fair market value of such services and rental rates for comparable office space in Brea, California.

For the year ended December 31, 2007, we leased all of our employees from ECCU.  We paid ECCU $861,736 for these personnel expenses in 2007 under our agreement with ECCU, as compared to $404,302 in 2006.  Effective as of January 1, 2008, we terminated our employee leasing arrangement with ECCU.

On October 30, 2007, we completed the BMO Facility as our first warehouse mortgage financing facility.  Our wholly-owned subsidiary, MPF, was formed to acquire mortgage loans from us or ECCU.  As part of the BMO Facility, MPF entered into a Mortgage Loan Purchase Agreement with ECCU.  For the year ended, MPF acquired $40.8 million in mortgage loans from ECCU.  In addition, we purchased $31 million in mortgage loans from ECCU in 2007.  ECCU continues to service all mortgage loans that it sells to us or MPF under a servicing agreement.  For the year ended December 31, 2007, we paid ECCU a total of $61,406 in servicing fees.

From time to time, ECCU has repurchased mortgage loans from us as part of our liquidity management practices. Although ECCU has accommodated us in responding to such repurchase requests, ECCU is under no contractual obligation to do so. During the years ended December 31, 2007 and 2006, loans in the amount of $24.6 million and $31.9 million, respectively, were sold back to ECCU.  No gain or loss was recognized on these sales.

As a relocation incentive, on July 11, 2007 our Board of Directors approved the purchase of a residence owned by our President and his wife for $450,000, plus reasonable closing costs incurred in completing the purchase transaction. On August 7, 2007, we completed the purchase of the residential property. In January, 2008, we sold the residence and realized a loss of approximately $105,755, including closing costs, for this transaction.

We believe that the terms of each of the transactions referenced above were no less favorable to us than we could have obtained from non-affiliated third parties. Our Board of Directors has adopted a Related Party Transaction Policy. Under this policy, a majority of our Board of Directors and majority of our independent directors must approve a material transaction that we enter into with a related party. As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent directors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this offering at their "issue price." This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose "functional currency" is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the "IRS", court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A "U.S. holder" is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

•	the U.S. holder's adjusted tax basis in the Notes (as the case may be); and

•
the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder's adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the Note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or common stock and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

No legal proceedings to which we are a party or which otherwise involve us currently exist.

PLAN OF DISTRIBUTION

We are offering the Notes pursuant to written solicitations (accompanied or preceded by a copy of the Prospectus) directed to our current and past investors, members of various evangelical denominational, non-denominational, church and ministry organizations, and possibly to members of specific churches and/or church organizations.

We are offering the Notes directly by certain of our officers and directors. Currently, our designated officers and employees will provide services in placing the Notes. None of our officers will receive commission for their services in connection with the sale of the Notes other than their regular employment compensation. We plan to pay certain employees participating in the sale of the Notes compensation based on the amount of the Notes they place.

We may in the future engage one or more registered broker-dealer firms to serve as our agents in the sale of the Notes. We may pay these participating sales agents commissions and other compensation not exceeding two percent (2.0%) of the principal amount of the Notes they place.

We plan to sell the Notes in this offering through April 30, 2010, unless we sooner terminate the offering. Our ability to continue the offering until that time depends on, among other things, our continuing compliance with applicable federal and state securities laws.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser's account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons desiring to purchase a Note must complete, date and sign the applicable Purchase Application, a copy of which is included as Exhibit E to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The Purchase Application is subject to acceptance by us within twenty-four hours of our receipt thereof. We may accept or reject a Purchase Application in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Mr. Billy Dodson, P.O. Box 1299, Brea, California 92822-1299. Our telephone number is 800-753-6742.

EXPERTS AND COUNSEL

The balance sheets as of December 31, 2007 and December 31, 2006 and the related statements of operations, stockholders' equity, and cash flows for the fiscal years then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Rushall & McGeever, of Carlsbad, California, our special counsel, has passed on certain legal matters in connection with the Notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.
_________________

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Years Ended December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm

Board of Directors
Ministry Partners Investment Corporation
Brea, California

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Corporation and subsidiary as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Corporation and subsidiary as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

March 28, 2008

Ministry Partners Investment Corporation and Subsidiary
Consolidated Balance Sheets
December 31, 2007 and 2006
Assets	2007	2006

Cash	$2,243,113	$7,632,759
Loans, net of allowance for loan losses of $126,000 in 2007 and 2006	116,309,744	59,713,567
Accrued interest receivable	517,748	275,106
Property and equipment, net	23,925	9,450
Debt issuance costs	1,340,189	--
Other assets	649,551	17,825

Total assets	$121,084,270	$67,648,707

Liabilities and Stockholders' Equity

Liabilities
Line of credit	$46,300,392	$--
Notes payable	62,056,809	54,330,889
Accrued interest payable	179,431	--
Other liabilities	638,066	257,309

Total liabilities	109,174,698	54,588,198

Commitments and contingencies (Note 6)

Stockholders' equity
Class I preferred stock, 100,000 shares authorized, 88, 922 and 90,022 shares issued and outstanding at December 31, 2007 and 2006, respectively; no par value (liquidation preference value of $100 per share)	8,892,200	9,002,200
Class II preferred stock, 75,000 shares authorized, 19,000 shares issued and outstanding at December 31, 2007 and 2006, respectively; no par value (liquidation preference value of $100 per share)	1,900,000	1,900,000
Common stock, 10,000,000 shares authorized; 146,522 shares issued and outstanding at December 31, 2007 and 2006, respectively; no par value	1,809,572	1,809,572
Retained earnings (accumulated deficit)	(579,317)	348,737
Accumulated other comprehensive loss	(112,883)	--

Total stockholders' equity	11,909,572	13,060,509

Total liabilities and stockholders' equity	$121,084,270	$67,648,707

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Corporation and Subsidiary
Consolidated Statements of Operations
Years Ended December 31, 2007 and 2006

	2007	2006
Interest income
Loans	$4,639,127	$3,041,895
Interest-bearing accounts	293,326	90,544

Total interest income	4,932,453	3,132,439

Interest expense
Line of credit	376,877	--
Notes payable	3,223,875	2,385,178

Total Interest expense	3,600,752	2,385,178

Net interest income	1,331,701	747,261

Provision for loan losses	--	--

Net interest income after provision for loan losses	1,331,701	747,261

Non-interest income
Consulting fees	--	135,350
Loan commitment fees	--	97,198
Other	8,336	896

Total non-interest income	8,336	233,445

Non-interest expenses
Salaries and benefits	885,696	411,475
Marketing and promotion	75,928	47,205
Office occupancy	24,141	15,993
Office operations and other expenses	495,096	180,511
Legal and accounting	313,375	158,979
Ministry support	2,000	17,500

Total non-interest expenses	1,796,236	831,662

Income (loss) before provision (benefit) for income taxes	(456,199)	149,044

Provision for (benefit from) income taxes	(157,217)	50,738

Net income (loss)	$(298,982)	$98,306

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Corporation and Subsidiary
Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2007 and 2006

	Preferred Stock		Common Stock		Retained Earnings	Accumulated Other
	Number of Shares	Amount	Number of Shares	Amount	(Accumulated Deficit)	Comprehensive Loss	Total
Balance, December 31, 2005	550	$550,000	125,000	$1,250,000	$388,767	$--	$2,188,767
Issuance of Class I preferred stock	90,022	9,002,200	--	--	--	--	9,002,200
Issuance of Class II preferred stock	19,000	1,900,000	--	--	--	--	1,900,000
Exchange of Series A preferred stock for Class I preferred stock in exchange for Series A preferred stock	(550)	(550,000)	--	--	--	--	(550,000)
Issuance of common stock	--	--	21,522	559,572	--	--	559,572
Net income	--	--	--	--	98,306	--	98,306
Dividends on preferred stock	--	--	--	--	(138,336)	--	(138,336)

Balance, December 31, 2006	109,022	10,902,200	146,522	1,809,572	348,737	--	13,060,509
Purchase of Class I preferred stock	(1,100)	(110,000)	--	--	--	--	(110,000)
Net loss	--	--	--	--	(298,982)	--	(298,982)
Change in value of interest rate swap	--	--	--	--		(112,883)	(112,883)
Dividends on preferred stock	--	--	--	--	(629,072)	--	(629,072)

Balance, December 31, 2007	107,922	$10,792,200	146,522	$1,809,572	$(579,317)	$(112,883)	$11,909,572

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Corporation and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$(298,982)	$98,306
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	2,424	590
Amortization of deferred loan (fees) costs	(99,920)	19,976
Amortization of debt issuance costs	73,124	--
Net change in:
Deferred income tax benefit	(85,952)	--
Interest receivable	(242,642)	(111,600)
Other assets	(545,774)	66,167
Other liabilities	447,305	130,047

Net cash provided by (used in) operating activities	(750,417)	203,486

Cash Flows from Investing Activities
Loan purchases and originations	(85,766,102)	(46,258,925)
Loan sales	24,606,452	31,893,028
Loan principal collections, net	4,663,393	563,532
Purchase of property and equipment	(16,899)	--

Net cash used in investing activities	(56,513,156)	(13,802,365)

Cash Flows from Financing Activities
Net borrowing on line of credit	46,300,392	--
Net change in notes payable	7,725,920	7,412,926
Debt issuance costs	(1,413,313)	--
Net proceeds from issuance of preferred stock	--	10,352,200
Purchase of preferred stock	(110,000)	--
Proceeds from issuance of common stock	--	559,572
Dividends paid on preferred stock	(629,072)	(138,336)

Net cash provided by financing activities	51,873,927	18,186,362

Net increase (decrease) in cash	(5,389,646)	4,587,483

Cash at beginning of year	7,632,759	3,045,276

Cash at end of year	$2,243,113	$7,632,759

Supplemental Disclosures of Cash Flow Information
Interest paid	$3,840,049	$2,385,178
Income taxes paid	56,113	--
Change in value of interest rate swap	112,883	--

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.    Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Corporation (the Company) was incorporated in California in 1991 and is owned by a group of 11 federal and state chartered credit unions, none of which owns a majority of the voting common stock of the Company. The offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company's loans are purchased from its largest shareholder, the Evangelical Christian Credit Union (ECCU), of Brea, California. The Company also originates church and ministry loans independently.  In addition, in 2007 the Company created a wholly owned special purpose subsidiary, Ministry Partners Funding, LLC (MPF), which purchases and warehouses church and ministry mortgages from ECCU and from the Company for later securitization.  MPF has not yet securitized any of its loans.  Nearly all of the business and operations of the Company currently are conducted in California and its mortgage loan investments are concentrated in California.

In 2006, the Company issued 21,522 shares of common stock to third party credit unions.  In addition, ECCU sold 63,000 shares of its common shares held in the Company to third party credit unions.  As a result, ECCU’s ownership of the voting stock of the Company decreased from 100% to 42.13%.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Corporation and its wholly-owned subsidiary, Ministry Partners Funding, LLC.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Cash

The Company maintains deposit accounts with other institutions with balances that may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.	Summary of Significant Accounting Policies (Continued)

Cash (continued)

The Company is required to maintain certain balances on hand in conjunction with its borrowing arrangement as disclosed in Note 4.

Loans

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance less an allowance for loan losses, and adjusted for deferred loan fees and costs. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance for loan losses is increased through a provision for loan losses charged to earnings. Loan losses, if any, are charged against the allowance when management believes the collectibility of loan principal becomes unlikely.  Subsequent recoveries, if any, are credited to the allowance.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.    Summary of Significant Accounting Policies  (Continued)

Allowance for Loan Losses (continued)

The allowance for loan losses is evaluated on an ongoing basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect a borrower's ability to repay, changes in the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as conditions change.

The allowance consists of general and unallocated components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating general losses in the portfolio.  A specific component of the allowance would also be considered in the event a loan becomes impaired.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Interest Rate Swap Agreements

For asset/liability management purposes, the Company uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  The notional amount on which the interest payments are based is not exchanged.  These swap agreements are derivative instruments that convert a portion of the Company’s variable-rate debt to a fixed rate (cash flow hedge), and convert a portion of its fixed-rate loans to a variable rate (fair value hedge).

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.    Summary of Significant Accounting Policies  (Continued)

Interest Rate Swap Agreements (continued)

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Company to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.    Summary of Significant Accounting Policies  (Continued)

Debt Issuance Costs

Debt issuance costs are related to the lines of credit as well as to a public offering of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

The provision for income taxes is recorded under the liability method. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between income tax and financial statement purposes. A valuation allowance is provided to the extent that future realization of deferred tax assets is uncertain.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Reclassifications

Certain account reclassifications have been made to the financial statements of the prior year in order to conform to classifications used in the current year with no impact on stockholders’ equity or results of operations.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (an interpretation of SFAS Statement No. 109). FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 was issued to clarify the accounting for uncertainty in income taxes recognized in the consolidated financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 in 2007 did not have an impact on the Company’s consolidated financial statements.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 1.    Summary of Significant Accounting Policies  (Continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued Statements of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but applies under other existing accounting pronouncements that require or permit fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement and, therefore, should be determined based on the assumptions that market participants would use in pricing that asset or liability. SFAS No. 157 also establishes a fair value hierarchy that distinguishes between market participant assumptions developed based on market data obtained from independent sources and the Company’s own assumptions about market participant assumptions based on the best information available. SFAS No. 157 is effective for the Company on January 1, 2008. The Company does not expect that adoption of SFAS No. 157 will have a significant impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115 which is effective for financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 159 permits, but does not require, entities to measure certain financial instruments and other items at fair value. SFAS No. 159 is intended to encourage the expanded use of fair value measurement. At this time, management does not intend to elect the fair value option for any financial instruments.

Note 2.	Related Party Transactions

The Company maintains most of its cash funds at ECCU. Total funds held with ECCU were $1.5 million and $1.9 million at December 31, 2007 and 2006, respectively. Interest earned on these funds totaled approximately $89,000 and $24,000 for the years ended December 31, 2007 and 2006, respectively.

The Company leases physical facilities and purchases other services from ECCU pursuant to a written lease and services agreement. Charges of approximately $177,000 and $152,000 for the years ended December 31, 2007 and 2006, respectively, were made for these services and are included in Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

During the years ended December 31, 2007 and 2006, the Company leased its employees from ECCU. The Company paid $861,736 and $404,302 for the employee costs during the years ended December 31, 2007 and 2006, respectively. Effective as of January 1, 2008, the Company entered into a staffing agreement with Administaff Companies II, L.P. pursuant to a client services agreement.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 2.	Related Party Transactions (Continued)

On August 7, 2007, the Company formed MPF, as a wholly-owned subsidiary.  As a limited purpose entity, MPF was formed to purchase church mortgage loans that will be originated by the Company and ECCU, and serviced by ECCU.  MPF was formed to serve as a financing vehicle that will purchase qualifying church mortgage loans pending the consummation of a securitization transaction that will enable such loans to be accumulated and sold to investors through the purchase of an interest in a securities instrument.

In accordance with a mortgage loan purchase arrangement between the Company and ECCU, the Company purchased $73.3 million and $46.3 million of loans from ECCU during the years ended December 31, 2007 and 2006, respectively.  This includes $40.8 million purchased by MPF during the year ended December 31, 2007.  The Company recognized $4.1 million and $3.0 million of interest income on loans purchased from ECCU during the years ended December 31, 2007 and 2006, respectively.  ECCU retains the servicing rights on loans it sells to the Company.  The Company paid loan servicing fees to ECCU of $61,406 in the year ended December 31, 2007.  In addition, as part of the Company's liquidity management practices, the Company from time to time has asked ECCU to repurchase some of the Company's mortgage loan investments in order to provide short-term liquidity. Although ECCU has from time to time accommodated the Company in responding to such requests, ECCU is under no obligation to continue this practice. During the years ended December 31, 2007 and 2006, loans in the amount of $24.6 million and $31.9 million, respectively, were sold back to ECCU. No gain or loss was incurred on these sales.

On July 11, 2007, the Company’s Board of Directors approved by written consent an agreement pursuant to which the Company purchased a residence owned by the Company’s President, and his wife for $450,000 plus reasonable closing costs incurred in completing the purchase transaction.  The Board of Directors approved this purchase transaction as part of a relocation incentive arrangement.  On August 7, 2007, the Company completed the purchase of this property, and in January of 2008, the Company sold this property. The Company realized a loss of approximately $105,755 from this transaction.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 3.    Loans

A summary of loans as of December 31 follows:
	2007	2006
Loans to evangelical churches and related organizations:
Real estate secured	$111,389,713	$51,635,210
Construction	5,174,164	8,309,651

Total Loans	116,563,877	59,944,861

Deferred loan fees, net	(128,133)	(105,294)
Allowance for loan losses	(126,000)	(126,000)

Loans, net	$116,309,744	$59,713,567

The loans fall into three categories:  loans purchased in whole from ECCU, loan participations purchased from ECCU, and loans originated directly by the Company.  All of the loans are made to various evangelical churches and related organizations, primarily to finance facilities. Loan maturities extend through 2012. The loans earn interest at rates between 5% and 8.75%, with a weighted average yield of 6.50% as of December 31, 2007.

The Company had an allowance for loan losses of $126,000 as of December 31, 2007 and 2006. The Company has no experience of loan loss and, as of December 31, 2007 and 2006, none of the loans are 90 days past due or impaired. Management believes all of the loans are adequately secured and the allowance is reasonable.

Note 4.	Lines of Credit

Until October 12, 2007, the Company maintained a $5,000,000 unsecured line of credit with ECCU.  The line of credit expired on October 12, 2007, and the Company did not seek to renew it. There were no outstanding borrowings on this line as of December 31, 2007 and 2006. The interest rate on this line varied based on changes in an independent index which was the Prime Rate published by The Wall Street Journal.  No interest was incurred in 2007 or 2006.  The line of credit was subordinate to Alpha Class notes payable.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 4.	Lines of Credit (Continued)

On October 12, 2007, the Company entered into two note and security agreements with Members United Corporate Federal Credit Union (Members United). Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit, which is referred to as the “$50 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. The Company intends to use the $10 Million LOC for short-term liquidity purposes and the $50 Million CUSO line for mortgage loan investments. The Company may use proceeds from either loan to service other debt securities.

Funds drawn on the $10 Million LOC constitute a loan payable one year from the date of funding. This loan bears interest payable monthly at the floating rate set by Members United. This credit facility expires on September 1, 2008. The $10 Million LOC was not drawn upon in 2007.

The Company may draw funds on the $50 Million CUSO Line at any time during the one year draw period. This loan requires interest-only payments during the draw period at the fixed offered rate set by Members United, or at a variable rate indexed to the Federal Funds rate at the Company’s option. After the one-year draw period expires, the then outstanding balance on the line will be paid monthly over a 5-year period based on a 30-year amortization at a rate of interest to be set by Members United at the time the loan is converted. The Company may borrow, repay and re-borrow under the line up to the expiration date of September 1, 2012. As of December 31, 2007 the balance on the $50 Million CUSO line was $4,716,455, and the rate on the line was 4.87%.

Both credit facilities are recourse obligations secured by designated mortgage loans. The Company must maintain collateral in the form of eligible mortgage loans, as defined in the line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of December 31, 2007, approximately $5.2 million of loans were pledged as collateral for the $50 million CUSO line. The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral.

Both credit facilities contain a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and its other debt, and to provide Members United with current financial statements and reports.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 4.	Lines of Credit (Continued)

On October 30, 2007, MPF entered into a Loan Sale, Security, and Servicing agreement with BMO Capital Markets Group as agent and Fairway Finance Company, its subsidiary, as lender.  The agreement provides for, among other things, a $150,000,000 line of credit for the purpose of purchasing and warehousing loans for later securitization.  As of December 31, 2007, the balance on the line of credit was $41,583,937. The interest rate on the amount outstanding as of December 31, 2007 was 5.64%.  Interest payments are due monthly at a rate equal to the rate at which the lender issues commercial paper plus 0.90%.  The principal balance is due on October 30, 2010, subject to annual renewal.  The line is secured by a first priority interest in eligible receivables of MPF, as defined in the loan agreement.  Under the terms of this facility, the Company must maintain the greater of (i) a minimum borrowing equity of $20 million, or (ii) a 75% maximum loan to asset ratio relative to the balance of eligible mortgage loans, as adjusted for certain concentration limits. At December 31, 2007, all of MPF’s $61,899,000 loans receivable was pledged as collateral for this line. The restricted cash maintained by MPF related to this line was $84,248 at December 31, 2007.

Note 5.	Interest Rate Swap Agreements

The Company has stand-alone derivative financial instruments in the form of interest rate swap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on the Company’s balance sheet as other assets and other liabilities.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.  The Company deals only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (OTC) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 5.	Interest Rate Swap Agreements (Continued)

Risk Management Policies – Hedging Instruments

The primary focus of the Company’s asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control its risks.  On a quarterly basis, the Company simulates the net portfolio value and net income expected to be earned over a twelve-month period following the date of simulation.  The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest-earning assets and interest-bearing liabilities during the measurement period.  Based upon the outcome of the simulation analysis, the Company considers the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

The Company uses long-term variable rate debt as a source of funds for use in the Company’s lending and investment activities and other general business purposes.  These debt obligations expose the Company to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  Management believes it is prudent to limit the variability of a portion of its interest payments and, therefore, generally hedges a portion of its variable-rate interest payments.  To meet this objective, management enters into interest rate swap agreements whereby the Company receives variable interest rate payments and makes fixed interest rate payments during the contract period.

At December 31, 2007, the information pertaining to outstanding interest rate swap agreements used to hedge variable rate debt is as follows:

Notional amount	$41,504,655
Weighted average pay rate	4.46%
Weighted average receive rate	4.93%
Weighted average maturity in years	.83
Unrealized loss relating to interest rate swaps	$(112,883)

These agreements provide for the Company to receive payments at a variable rate determined by a specified index (one month London Bank Inter-Bank Offer Rate (“LIBOR”)) in exchange for making payments at a fixed rate. This rate was 4.996% at December 31, 2007.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 5.	Interest Rate Swap Agreements (Continued)

At December 31, 2007, the unrealized loss relating to interest rate swaps was recorded in other liabilities.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income.  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.  The net amount of other comprehensive income reclassified into interest expense during the year ended December 31, 2007 was $5,920.

Risk management results for the year ended December 31, 2007 related to the balance sheet hedging of long-term debt indicate that the hedges were 100% effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

As of December 31, 2007, approximately $112,883 of losses reported in other comprehensive income related to the interest rate swaps were expected to be reclassified into interest expense as a yield adjustment of the hedged borrowings during the year ending December 31, 2008.

Note 6.	Commitments and Contingencies

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of the Company or ECCU. Unfunded commitments totaled $8.9 million at December 30, 2007 and $13 million at December 31, 2006.

Standby Letters of Credit

Standby letters of credit, as discussed below, are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit are primarily issued to support borrowing arrangements. The risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The letters of credit, if drawn upon, will be secured by first lien deeds of trust on real property. The liability related to the letters of credit at December 31, 2007 and 2006 was $0 and $45,484, respectively.

The Company entered into a Non-recourse Letter of Credit Participation Agreement with ECCU on September 8, 2005 which expired on September 7, 2007.  The Company was committed to 27.72% of a $65.6 million letter of credit for a Christian university in Riverside, California.  This commitment was fulfilled as of June 28, 2007 and the Company no longer has an outstanding commitment.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 7.	Notes Payable

A summary of notes payable at December 31 is as follows:

			Weighted
			Average
			Interest Rate
			During
	2007	2006	2007

Public offering notes	$33,807,202	$21,078,656	5.46%
Special offering notes	27,730,069	32,829,251	5.52%
International notes	519,538	422,982	5.65%

	$62,056,809	$54,330,889

The following are maturities of notes payable for each of the next five years:

Year Ending December 31,

2008	$44,028,640
2009	8,118,329
2010	5,137,392
2011	2,391,639
2012	2,380,809

$62,056,809

Notes are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. All notes payable are unsecured. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Public Offering Notes contain covenants pertaining to a minimum fixed charge coverage ratio, maintenance of a tangible net worth, limitation on issuance of additional notes, and limitations on certain transactions. The Public Offering Note offering requires that the Company maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4,000,000. The Company is not permitted to issue any Public Offering Notes if, after giving effect to such issuance, the Public Offering Notes then outstanding would have an aggregate unpaid balance exceeding $100,000,000. The Company's other indebtedness, as defined in the Loan and Standby Agreement, is not to exceed $10,000,000 outstanding at any time while any Public Offering Note is outstanding. The Company was in compliance with these covenants as of December 31, 2007.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 7.	Notes Payable (Continued)

Historically, most notes payable have been renewed by investors upon maturity. The Company utilizes cash reserves, ready cash proceeds from the purchase of new notes and the ability to draw on lines of credit to fund the redemption of maturing notes that are not renewed by investors.

Note 8.	Public Offerings

In July 2001, the Company registered with the Securities and Exchange Commission (the “SEC”) the sale of $25.0 million of Alpha Class Notes issued pursuant to a Loan and Standby Trust Agreement authorizing the issuance of up to $50.0 million of such notes.  In April 2003, the Company registered with the SEC the sale of an additional $25.0 million of Alpha Class Notes.  In April 2005, the Company registered with the SEC the sale of up to $50.0 million of a new Alpha Class Notes issue pursuant to a Trust Indenture authorizing the issuance of up to $200.0 million of such notes.  In May 2007, the Company registered with the SEC the sale of an additional $75.0 million of the new Alpha Class Notes. At December 31, 2007 and December 31, 2006, $33.8 million and $21.1 million of these notes were outstanding, respectively.

Note 9.	Preferred Stock

Prior to November 16, 2006, the Company had 5,000 shares of Series A non-voting, non-transferable cumulative preferred stock authorized and 550 such shares outstanding. The liquidation preference of the Series A Preferred Stock was $1,000 per share. Each share was entitled to receive a quarterly cash dividend equal to a percentage of the liquidation preference which percentage equals the greater of 5% per annum or 150 basis points higher than the LIBOR for six months in effect on the last day of the calendar quarter for which the dividend is to be declared.

On November 16, 2006, the Company completed the sale of 84,522 shares of its Class I Preferred Stock and 19,000 shares of its Class II Preferred Stock.  All of the securities were sold for cash. In addition, 5,500 shares of the Class I Preferred Stock were issued in exchange for 550 shares of the Company's outstanding Series A Preferred Stock.  The Company incurred no sales commissions or other underwriting costs.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 9.	Preferred Stock (Continued)

The Class I Preferred Stock is entitled to annual cumulative dividends, payable quarterly, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the dividend is declared.  The Class I Preferred Stock has a liquidation preference of $100 per share; has no other voting rights, except as required under California law; and is subject to redemption for an amount equal to the liquidation preference of each share, plus any accrued and unpaid dividends on such shares, in whole or in part, at the Company's election after December 31, 2007. The resale of our common stock and preferred stock is subject to the Company's first right of refusal to purchase shares proposed to be transferred.  During 2007, the Company purchased 1,100 shares of its Class I Preferred stock from a shareholder, resulting in 88,922 shares of that class of stock outstanding at December 31, 2007.

The Class II Preferred Stock has right preferences and privileges identical to the Class I Preferred Stock, except it is entitled to dividends equal to the liquidation preference of $100 per share times a dividend rate of one percent (1%) per annum, and the holders of the Class I Preferred Stock do not have the right to appoint directors upon the Company's failure to pay dividends.

Note 10.	Income Taxes

The components of the provision for income taxes (benefits) at December 31 are as follows:

	2007	2008
Current:
Federal	$--	$38,620
State	800	14,655
Federal tax carryback	(72,065)	--

	(71,265)	53,275
Deferred:
Federal	(80,929)	(4,395)
State	(53,952)	(355)
Change in valuation allowance	48,929	(6,577)

	(85,952)	(2,537)

Provision for income taxes (benefit)	$(157,217)	$50,738

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 10.	Income Taxes (Continued)

The tax effects of the temporary differences in income and expense items that give rise to deferred taxes (benefits) at December 31 are as follows:

	2007	2006
Deferred tax assets:
Allowance for loan losses	$51,855	$45,278
Net operating loss carryforward	129,671	--
Contribution carryforward due to tax limitation	28,961	25,449
Interest rate swap	46,451	--
Other	272	4,907

	257,210	75,634
Valuation allowance	(140,658)	(45,278)

	116,552	30,356
Deferred tax liabilities:
Depreciation	(745)	(501)

Net deferred tax asset	$115,807	$29,855

The reason for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	2007	2006

Statutory tax rate	34.0%	27.8%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	7.1	7.8
Valuation allowance	(6.8)	(4.4)
Other, net	0.2	2.8

Effective tax rate	34.5%	34.0%

Note 11.	Retirement Plans

Employees of the Company participate in ECCU's defined contribution plan that includes two components: a 401(k) plan and a profit sharing plan. In addition, until December 31, 2007, certain officers of the Company participated in a Long Term Incentive program through the leased employee arrangement with ECCU.  Effective January 1, 2008, the Company terminated its employee leasing arrangement with ECCU and the Company’s officers no longer participate in ECCU’s defined contribution plan and incentive program.  Employee benefits related to the long term incentive program totaled $80,672 for the year ended December 31, 2007.  No benefits were recorded for the year ended December 31, 2006.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 11.	Retirement Plans (Continued)

401(k)

Employees who are at least 21 years of age are eligible to participate in the 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the percent of which is annually determined by the Board of Directors. Matching contributions for the plan years ended December 31, 2007 and 2006 were $18,470 and $4,574, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 1,000 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the Board of Directors, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company's annual contribution. Contributions for the plan years ended December 31, 2007 and 2006 were $23,960 and $11,985, respectively.

Note 12.	Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

Cash, Accrued Interest Receivable, Accrued Interest Payable, Dividends Payable

The carrying amounts approximate fair value.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 12.	Fair Value of Financial Instruments (Continued)

Loans

Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable

The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Lines of Credit

The fair values of the Company’s lines of credit are estimated using discounted cash flows analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments

The fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments

The fair value for the Company's loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 12.	Fair Value of Financial Instruments (Continued)

Off-Balance Sheet Instruments  (continued)

The fair value of the Company's financial instruments at December 31, are as follows:

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash	$2,243,113	$2,243,113	$7,632,759	$7,632,759
Loans	116,309,744	117,905,176	59,713,567	61,227,882
Accrued interest receivable	517,748	517,748	275,106	275,106
Financial liabilities:
Notes payable	62,056,809	62,054,945	54,330,889	54,171,110
Lines of credit	46,300,392	46,300,392	--	--
Accrued interest payable	179,431	179,431	--	--
Dividends payable	143,639	143,639	97,997	97,997
On-balance sheet derivative financial instruments:
Interest rate swap agreements	112,883	112,883	--	--
Off-balance sheet credit related to financial instruments:
Commitment to extend credit	--	--	--	45,484

Note 13.         Condensed Financial Statements of Parent Company

Financial information pertaining only to Ministry Partners Investment Corporation is as follows:

Balance Sheets	December 31,
	2007	2006
Assets
Cash	$1,575,219	$7,632,759
Loans, net of allowance for loan losses	54,409,944	59,713,567
Accrued interest receivable	294,412	275,106
Property and equipment, net	23,925	9,450
Investment in MPF	21,595,581	--
Debt issuance costs	666,706	--
Other assets	614,830	17,825

Total assets	$79,180,617	$67,648,707

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Note 13.         Condensed Financial Statements of Parent Company  (Continued)

Balance Sheets (continued)	December 31,
	2007	2006
Liabilities and stockholders’ equity
Lines of credit	$4,716,455	$--
Notes payable	62,056,809	54,330,889
Accrued interest payable	14,922	--
Other liabilities	482,859	257,309

Total liabilities	67,271,045	54,588,198

Stockholders' equity	11,909,572	13,060,509

Total liabilities and stockholders' equity	$79,180,617	$67,648,707

Statements of Income	Years Ended December 31,
	2007	2006
Income:
Interest income	$4,407,830	$3,132,439
Other income	8,190	233,445

Total income	4,416,020	3,365,884

Interest expense:
Interest on lines of credit	48,275	--
Interest on notes payable	3,223,875	2,385,178

Total interest expense	3,272,150	2,385,178

Other operating expenses	1,725,268	831,662

Income (loss) before provision for income taxes	(581,398)	149,044

Provision for (benefit from) income taxes	(208,736)	50,738

	(372,662)	98,306

Equity in undistributed net income of MPF	73,680	--

Net income (loss)	$(298,982)	$98,306

Ministry Partners Investment Corporation and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2007 and 2008

Statements of Cash Flows	Years Ended December 31,
	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$(298,982)	$98,306
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in undistributed net income of MPF	(73,680)	--
Depreciation	2,424	590
Amortization of deferred loan (fees) costs	(99,920)	19,976
Amortization of debt issuance costs	32,757	--
Net change in:
Interest receivable	(19,306)	(111,600)
Other assets	(597,005)	66,167
Other liabilities	240,472	130,047

Net cash provided by (used in) operating activities	(813,240)	203,486

Cash Flows from Investing Activities
Loan purchases and originations	(44,965,627)	(46,258,925)
Loan sales	24,606,452	31,893,028
Loan principal collections, net	4,127,934	563,532
Purchase of property and equipment	(16,899)	--

Net cash used in investing activities	(16,248,140)	(13,802,365)

Cash Flows from Financing Activities
Net borrowing on line of credit	4,716,455	--
Net change in notes payable	7,725,920	7,412,926
Debt issuance costs	(699,463)	--
Net proceeds from issuance of preferred stock	--	10,352,200
Purchase of preferred stock	(110,000)	--
Proceeds from issuance of common stock	--	559,572
Dividends paid on preferred stock	(629,072)	(138,336)

Net cash provided by financing activities	11,003,840	18,186,362

Net increase (decrease) in cash	(6,057,540)	4,587,483

Cash at beginning of year	7,632,759	3,045,276

Cash at end of year	$1,575,219	$7,632,759

Supplemental Disclosures of Cash Flow Information
Transfer of loans to MPF	$21,659,368	$--

EXHIBIT A

CLASS A NOTES
TRUST INDENTURE

THIS TRUST INDENTURE, dated as of April ___, 2008, is entered into by Ministry Partners Investment Corporation, a California corporation, the “Company”, and U.S. Bank National Association, the “Trustee”, pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of the Notes to investors; and

WHEREAS, the Company desires to enter into this Indenture Agreement with the Trustee whereby the Company hereby appoints Trustee, and Trustee agrees to act as, Trustee for the Holders under the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Alpha Class Notes” means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001, or the Alpha Class Loan and Trust Agreement dated April 20, 2005, as supplemented.

 “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Capital Stock” means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Fixed Series Preferred Stock.

“Cash Flow” means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

“Category” means a subseries of a Class A Note as so designated by the Company.

“Class A Notes” means the up to $200 million in aggregate Principal Amount of the Class A Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class A Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series, Flex Series and Variable Series as defined in this Indenture.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“ECCU” means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

“Effective Date” means April __, 2008.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

 “Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class A Notes.

“Fixed Series Note” means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

“Fixed 1” Notes which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 5” Notes which require an initial investment of at least $5,000 but less than $10,000.

“Fixed 10” Notes which require an initial investment of at least $10,000 but less than $25,000.

“Fixed 25” Notes which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Notes which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Notes which require an initial investment of at least $100,000.

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“Flex Series Note” means any Note designated as a Flex Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Flex Series Notes may be issued in one or more of the following Categories:

“Flex 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Flex 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Flex 100 Notes” which require an initial investment of at least $100,000, but less than $250,000.

“Flex 250 Notes” which require an initial investment of at least $250,000.

Each Category of Flex Note shall pay interest at the rate for the respective Category designated by the Company on the Rate Schedule effective on the date the Flex Note is issued. The Holder of the Flex Note may elect to reset the interest rate on the Flex Note once during each 12-month period next following the date of issuance to the then current Flex Note interest rate for that Category. All Flex Notes shall have a Maturity Date of eighty-four (84) months from the Issuance Date and may withdraw up to ten percent (10%) of the principal at any time or from time to time without penalty or reduction during any 12-month period following the first anniversary date of the Issuance Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a Class A Note is registered on the books and records of the Company as a holder of Class A Notes.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Agreement as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Note is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class A Note. The Maturity Date of the Fixed Series Notes may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Flex Series Notes is eighty-four (84) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Noteholder Representative” means the person who may be designated by a Majority in Interest of the Noteholders to act on behalf of the Noteholders as provided in Section 10.02.

“Notes” means the Class A Notes.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Alpha Class Notes or the Class A Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Notes” when used with respect to Class A Notes means, as of the date of determination, all Class A Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the Class A Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class A Notes made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class A Notes or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the Class A Notes as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Noteholder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

“SEC” means the U.S. Securities and Exchange Commission.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class A Notes.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

“Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

“Trustee” means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Note” means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

“Variable 10 Notes” which require an initial investment of at least $10,000, but less than $25,000.

“Variable 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Variable 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Variable 100 Notes” which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (a) in capital stock of the Company or the capital stock of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class A Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)           no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)           such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)           50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)          100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)         100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

(c)           The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)           the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)           the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Alpha Class Notes; or

(iii)           (a) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

Section 2.02. Limitation on Outstanding Class A Notes.  The Company shall not issue any Class A Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class A Notes outstanding at any time would have an aggregate unpaid balance exceeding $100,000,000.

Section 2.03. Limitation on Incurrence of Indebtedness. While any Class A Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Alpha Class Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit and gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

Section 2.04. Merger, Consolidation or Sale of Assets. While any Class A Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the Class A Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class A Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Noteholders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class A Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)           The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)           If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)           this subsection shall not be construed to limit the effect of subsection (a);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Noteholder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)           The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of the Company’s officers and/or opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)           The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any other documents or instruments relating to or arising from or as a result of this Indenture (“Note Documents”).

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Noteholder Representative, and within 30 days with respect to any other Noteholder, the Trustee shall transmit by mail to the Company and the Noteholder Representative, and to the Noteholders, notice of such Event of Default known to the Trustee pursuant to Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.01:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate or order executed by a Responsible Officer;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Company;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Noteholder Representative pursuant to this Indenture, unless the Noteholder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advise of counsel of its choice concerning all matters of the trusts hereof and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)           the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Noteholder Representative, or by any Noteholder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)           To pay the compensation set forth in Exhibit A hereto;

(b)           To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)           To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Noteholder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)           The Trustee may resign at any time by giving 30 days’ notice thereof to the Company and the Noteholder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Company or the Noteholder Representative may remove the Trustee at any time with 30 days’ notice delivered to the Trustee, the Company, and the Noteholder Representative.

(d)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Noteholder Representative shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Noteholder Representative and accepted appointment in the manner hereinafter provided, any Noteholder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Noteholders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Noteholder Consent and Instruction to the Trustee.

(a)           Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX regarding the consent or approval of all Noteholders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Noteholder Representative or the Noteholders under this Indenture.

(b)           The Company and the Trustee acknowledge that the Noteholders by a Majority in Interest may designate a successor Noteholder Representative. Except as otherwise provided in this Indenture, the Noteholder Representative shall have the authority to bind the Noteholders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Noteholder Representative under Section 9.05. The Trustee shall be entitled to rely upon the acts of any such Noteholder Representative as binding upon the Noteholder Representative and the Noteholders.

(c)           Until the Trustee receives notice signed by the Noteholder Representative that a new Noteholder Representative has been appointed by a Majority in Interest of the Noteholders, the Noteholder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Noteholder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)           It is the purpose of this Indenture that there shall be no violation of any laws of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)           The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee hereunder, upon notice to the Company and with the consent of the Company and the Noteholder Representative, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)           Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           An Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)           default for thirty (30) days in the payment when due of interest or penalty on any Note;

(b)           default for thirty (30) days in the payment when due of principal of any Note;

(c)           if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)           if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

(i)           is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or

(ii)           results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)          the Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)   the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)           makes a general assignment for the benefit of its creditors; or

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Company in an involuntary case,

(ii)           appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)           orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee notice of a continuing Event of Default;

(b)           the Holders of at least a Majority in Interest in principal amount of the Notes make a request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)           during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)           First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)           Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)           Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class A Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)           Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

(d)           The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE
TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)           A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)           At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

(c)           If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Notes may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company’s requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;
AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Noteholders’ Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Noteholders, but with the consent of the Noteholder Representative, as are necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)           grant to or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Noteholders or the Trustee;

(c)           amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)           add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)           make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Noteholder Representative, is not materially adverse to the interests of the Noteholders. The Trustee will provide the Noteholder Representative with at least ten Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Noteholders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Noteholders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Noteholders’ Consent.

(a)           Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Noteholder Representative shall have the right, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as shall be deemed necessary or desirable by the Company or the Noteholder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Noteholders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Noteholders (other than the Noteholder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)           If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Noteholders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Noteholders. The Trustee shall not, however, be subject to any liability to any Noteholders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)           Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Noteholder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)           Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Noteholder Representative shall have consented to and approved the execution thereof as herein provided, no Noteholder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. This Indenture shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and Noteholders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Noteholder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Noteholder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Noteholders.

Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Noteholder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Noteholder Representative and the Trustee shall have received a favorable Opinion of the Company’s Counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Noteholder Representative, at the expense of the Noteholder Representative, an Opinion of the Company’s Counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Noteholder Representative, at the expense of the Noteholder Representative, authenticated by the Trustee and delivered without cost to the Noteholders of the Notes then outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.07. Amendments to a Note Document Not Requiring Consent of Noteholders.  The Company and the Trustee may, without the consent of or notice to the Noteholders, consent to any amendment, change or modification of this Indenture or any Note Document as is necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

(b)           grant to or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Noteholders or the Trustee;

(c)           amend any of the provisions therein to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(d)           add to the covenants and agreements of the Company therein other covenants and agreements thereafter to be observed by the Company or to surrender any right or power therein reserved to or conferred upon the Company;

(e)           make any change that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement such document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Noteholder Representative, is not materially adverse to the interests of the Noteholders of the Notes.

Section 9.08. Amendments to Note Documents Requiring Consent of Noteholders.

(a)           Except for the amendments, changes or modifications corresponding to those provided in Section 9.07, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document (other than this Indenture) without the consent of the Noteholder Representative; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Noteholders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder. If at any time the Company requests consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by Section 9.07, the Trustee shall, at the expense of the Company, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Noteholders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Noteholders. The Trustee shall not, however, be subject to any liability to any Noteholders by reason of its failure to mail the notice required by this Section 9.08, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section 9.08.

(b)           Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Noteholder Representative, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Noteholder, whether or not such Noteholder has consented thereto.

Section 9.09. Consents and Opinions.  Subject to Section 9.01, any amendment, change or modification otherwise permitted under this Article IX shall not become effective unless the Noteholder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Noteholder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in this Section 9.09 if such supplement or amendment is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Noteholders or the liabilities or indemnities of the Trustee. No such supplement or amendment shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s Counsel to the effect that any such proposed supplement or amendment complies with the provisions of this Indenture, and any other opinion that may be required by the Trustee or the Noteholder Representative.

ARTICLE X

PROVISIONS OF GENERAL APPLICATION
Section 10.01. Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Noteholder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.

(b)           The ownership of the Notes shall be conclusively proven by the books and records of the Company.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02. Noteholder Representative.

(a)           In the event of a default, Noteholders shall appoint a Noteholder Representative to act on their behalf.  The Noteholder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Noteholder Representative and such notice may be amended or rescinded by the Noteholder Representative at any time.  The Noteholder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Trustee, and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Noteholder Representative.

(b)           If for any reason, no Noteholder Representative shall then be appointed, all references to Noteholder Representative herein shall be deemed to refer to a Majority in Interest of the Holder.

(c)           Whenever pursuant to this Indenture or any other Note Document the Noteholder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Noteholder Representative, the decision of the Noteholder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Noteholder Representative, and shall be final and conclusive.

(d)           Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by the Trustee (all of the foregoing being referred to as “Consent” in this Section 10.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Noteholder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 10.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)           The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services;

(b)           The Company, Ministry Partners Investment Corporation, at 955 West Imperial Highway, Brea, California 92821, Attention: the President;

(c)           To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)           Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

(e)           Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 10.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 10.04. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

Section 10.05. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 10.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.09. Governing Law. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

Section 10.10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Class A Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 10.12. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 10.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,
a California corporation

By:          _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:           _______________________________

Title:        _______________________________

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION™

CLASS A

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated _____________, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

5.        Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

6.       Maker's Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

B-1

7.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

8.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION™
By: _________________________________________________

B-2

EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION™

CLASS A

FLEX SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FLEX SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FLEX SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated _____________, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Flex Spread plus the Swap Index in effect on the Issuance Date.

2.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.        Interest Reset Election. Commencing with each consecutive twelve month period commencing on the first anniversary date of the Issuance Date, Holder may, in Holder's sole discretion, request Maker to reset the Interest Rate to the rate for a Flex Note of the Category and term in effect on the date of such request. Such reset request must be in writing dated and promptly delivered to Maker in person, via fax or electronic delivery, or by U.S. mail postmarked no later than the date of the request. Provided, however, Holder may make such a reset request only once during each such twelve month period and the interest rate may not be increased by more than one percent (1.0%) by any single adjustment or by more than a total of three percent (3.0%) by all adjustments over the term of the Note.

4.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

5.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

C-1

6.        Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.       Holder's Right to Prepayment.  Commencing on the first anniversary date of the Issuance Date, Holder has the right to receive prepayment during any consecutive twelve-month period of up to a maximum of ten percent (10%) of the then outstanding balance of this Note, upon written notice to Maker.

8.        Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

10.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION™
By: _________________________________________________

C-2

EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATION™

CLASS A

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated _____________, 2008 (the "Indenture"), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker's Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2.        Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an "Adjustment Date") and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

4.        Holder's Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

6.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

7.       Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

D-1

8.        Maker's Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months' interest on Principal Amount of the Note prepaid.

10.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATION™
By: _________________________________________________

D-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[  ]           Individual      [Mr.]   [Mrs.]   [Ms.]   [Dr.]                                             (New IRA)                                                 (IRA Rollover)

First Name                      Middle Initial                                Last Name                                       Date of BirthSocial Security Number

ID Type: (circle one)  No.                                                                            Place Issued                                            Date Issued
Driver's License                                                                                                                                      Date Expires
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name                      Middle Initial                                Last Name                               Date of Birth                                                                         Social Security Number

ID Type: (circle one)  No.                                                                            Place Issued                                            Date Issued
Driver's License                                                                                                                                      Date Expires
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian's Name (one only)                                                                     Minor's Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust                                                      Tax Identification Number

PA CUSTOMER-FIXED-1

2.           MAILING ADDRESS                                           Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                                      [      ] U.S.          [     ] Other

Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

(             )                                             (             )

Fax Number                                  Cell Phone Number

3.           FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                            Categories                                Maturity (Term)                                               Interest Rate

$_____________                                                 Fixed 1 Note                                                   mos.                                                           %
$_____________                                                 Fixed 5 Note                                                   mos.                                                           %
$_____________                                                 Fixed 10 Note                                                 mos.                                                           %
$_____________                                                 Fixed 25 Note                                                 mos.                                                           %
$_____________                                                 Fixed 50 Note                                                 mos.                                                           %
$_____________                                                 Fixed 100 Note                                               mos.                                                           %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name                                                         Date

Signature                                                                               Print Name                                                         Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CUSTOMER-FIXED-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                                                                                                                                     Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust                                                                                                                                                                                      Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                        Legal status: ___________________________
Charter
Other:

2.           MAILING ADDRESS                                           Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                           [      ] U.S.     [     ] Other

Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

(             )                                             (             )

Fax Number                                  Cell Phone Number

PA CORPORATION-FIXED-1

3.        FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                            Categories                                Maturity (Term)                                                      Interest Rate

$_____________                                                 Fixed 1 Note                                             mos.                                                                       %
$_____________                                                 Fixed 5 Note                                             mos.                                                                       %
$_____________                                                 Fixed 10 Note                                           mos.                                                                       %
$_____________                                                 Fixed 25 Note                                           mos.                                                                       %
$_____________                                                 Fixed 50 Note                                           mos.                                                                       %
$_____________                                                 Fixed 100 Note                                         mos.                                                                       %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name Date

SS# __________________________

 Signature                                                                               Print Name Date

SS#  _________________________

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

 Signature - President, Trustee, General Partner or (Title)                        Print Name                                                        Date

 Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)      Print Name                                                      Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CORPORATION-FIXED-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[  ]           Individual      [Mr.]   [Mrs.]   [Ms.]   [Dr.]                                             (New IRA)                                                 (IRA Rollover)

First Name                      Middle Initial                                Last Name                                       Date of Birth                                                           Social Security Number

ID Type: (circle one)  No.  _______________________  Place Issued  ___________________________ Date Issued ___________________
Driver's License                                                                                                                                                                  Date Expires ___________________
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name                      Middle Initial                                Last Name                               Date of Birth                                                                         Social Security Number

ID Type: (circle one)  No.  _______________________  Place Issued  ___________________________ Date Issued ___________________
Driver's License                                                                                                                                                                  Date Expires ___________________
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian's Name (one only) Minor's Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust                                                                                                         Tax Identification Number

PA CUSTOMER-FLEX-1

2.           MAILING ADDRESS                                           Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                                      [      ] U.S.          [     ] Other

Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

(             )                                             (             )

Fax Number                                  Cell Phone Number

3.           FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                           Categories                                           Maturity (Term)                                           Interest Rate

$_____________                                                   Flex 25 Note                                         84 mos.                                                                    %
$_____________                                                   Flex 50 Note                                         84 mos.                                                                    %
$_____________                                                   Flex 100 Note                                       84 mos.                                                                    %
$_____________                                                   Flex 250 Note                                       84 mos.                                                                    %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name                                                                                                Date

Signature                                                                               Print Name                                                                                                Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CUSTOMER-FLEX-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                                                                                                                                     Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust                                                                                                                                                                                      Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                        Legal status: ___________________________
Charter
Other:

2.           MAILING ADDRESS                                           Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                           [      ] U.S.     [     ] Other

Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

(             )                                             (             )

Fax Number                                  Cell Phone Number

PA CORPORATION-FLEX-1

3.           FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                           Categories                                           Maturity (Term)                                           Interest Rate

$_____________                                                   Flex 25 Note                                         84 mos.                                                                    %
$_____________                                                   Flex 50 Note                                         84 mos.                                                                    %
$_____________                                                   Flex 100 Note                                       84 mos.                                                                    %
$_____________                                                   Flex 250 Note                                       84 mos.                                                                    %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name                                                                                                                     Date

SS# ____________________________

Signature                                                                               Print Name                                                                                                                     Date

SS# ____________________________

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)                        Print Name                         Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)      Print Name                         Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CORPORATION-FLEX-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT
CUSTOMER PURCHASE APPLICATION
CLASS A NOTES
VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

1.           PURCHASER INFORMATION

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

[  ]           Individual                                [Mr.]   [Mrs.]   [Ms.]   [Dr.]                                             (New IRA)                                                 (IRA Rollover)

First Name                      Middle Initial                                Last Name                                       Date of Birth                                    Social Security Number

ID Type: (circle one)  No.  _______________________  Place Issued  ___________________________ Date Issued ___________________
Driver's License                                                                                                                                                                  Date Expires ___________________
Passport
Other:

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name                      Middle Initial                                Last Name                               Date of Birth                                                                         Social Security Number

ID Type: (circle one)  No.  _______________________  Place Issued  ___________________________ Date Issued ___________________
Driver's License                                                                                                                                                                  Date Expires ___________________
Passport
Other:

[  ]           Gift/Transfer to Minor

Custodian's Name (one only)                                                                              Minor's Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust                                                                                                                                    Tax Identification Number

2.           MAILING ADDRESS                                         Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                           [      ] U.S.     [     ] Other

Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

PA CUSTOMER-VARIABLE-1

3.    VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                            Categories                                Maturity (Term)                                                   Interest Rate

$_____________                                              Variable 10 Note                                                mos.                                                               %
$_____________                                              Variable 25 Note                                                mos.                                                               %
$_____________                                              Variable 50 Note                                                mos.                                                               %
$_____________                                              Variable 100 Note                                              mos.                                                               %
$_____________                                              Variable 250 Note                                              mos.                                                               %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name                         Date

Signature                                                                               Print Name                         Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CUSTOMER-VARIABLE-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT
CORPORATION PURCHASE APPLICATION
CLASS A NOTES
VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION
PO Box 1299
Brea, CA 92822-1299

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

 [  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                                                                                                                                     Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                                Name of Trust Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                        Legal status:
Charter
Other:

2.           MAILING ADDRESS                                           Email address: __________________________________________

Street Address                                Apt./Suite Number                                                      City                                                      StateZip Code

If PO Box is mailing address, include a physical location address.

(             )                                             (             )                                           [      ] U.S.     [     ] Other
Business Telephone                                           Home Telephone                                                     Citizenship Indicate Country

(             )                                             (             )
Fax Number                                  Cell Phone Number

PA CORPORATION-VARIABLE-1

3.     VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased                                            Categories                                Maturity (Term)                                                      Interest Rate

$_____________                                              Variable 10 Note                                                mos.                                                               %
$_____________                                              Variable 25 Note                                                mos.                                                               %
$_____________                                              Variable 50 Note                                                mos.                                                               %
$_____________                                              Variable 100 Note                                              mos.                                                               %
$_____________                                              Variable 250 Note                                              mos.                                                               %

$_____________                                Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

4.           PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.           SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature                                                                                Print Name Date

SS#

Signature                                                                               Print Name Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)                        Print Name                 Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)      Print Name                 Date

MINISTRY PARTNERS INVESTMENT CORPORATION IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT CORPORATION ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA CORPORATION-VARIABLE-2

EXHIBIT F

FREQUENTLY ASKED QUESTIONS REGARDING THE CLASS A NOTES

 Q:
Who are we?

 A:

We are Ministry Partners Investment Corporation.  We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations.  Our loans are secured by churches and church and ministry related properties.

 Q:
Who are your owners?

 A:
Our common stock is owned by a small number of state or federal chartered credit unions. None of our shareholders owns a majority of our common stock.

 Q:
How do you use my investment in the Notes?

 A:

We use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These loans finance acquisition, development and/or maintenance of churches or ministry related properties.  We provide the needed funding to see church projects to completion, whether it's a new worship center, ministry headquarters or additional classrooms.

 Q:
Will your business be directly hurt by the recent crisis of the subprime lending market?

 A:

No. Because we do not make or invest in subprime loans, the crisis in the subprime loan market will not directly affect our business. However, as liquidity in the financial markets decreases as a result of this crisis, we will be affected indirectly. The continuing decline in market liquidity will continue to have broad-reaching affects on the real estate mortgage and sales markets. These may include effective interest rates increases, declines in loan availability, and decreases in real estate market values. If institutional lenders continue their reluctance to make loans because of continuing market uncertainties, the availability to us of institutional financing may severely tighten. Also, interest rate increases may increase interest rates on alternative investments available to our investors may require us to increase interest rates on the debt securities we offer, thereby increasing our interest expense. In this event, our continuing business success will require us to require correspondingly higher interest rates on our mortgage loan investments. There is no assurance that we would be able to originate or purchase higher yielding mortgage loan investments to partially offset any increases in our interest expense.

 Q:
How would my investment in a Fixed Series Note work?

 A:

Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity at a time the Swap Index for 24-month obligations was 3.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the Applicable Spread, or 5.35%.

 Q:
How would my investment in a Flex Series Note work?

 A:

Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Notes have an 84-month maturity) at a time the Swap Index for 84-month obligations was 3.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 6.05%.  Under the Flex Note, you may elect to reset the interest rate, within stated limits, on your Flex Note once during each 12-month period following the first anniversary of its issuance date.

Q:           What are the specified limits on interest rate adjustments on a Flex Note?

 A:
The adjusted interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

 Q:
What is the Swap Index?

 A:
The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed or Flex Note you purchase.

 Q:
How would my investment in a Variable Series Note work?

 A:

If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

 Q:
What is the Variable Index?

 A:

The Variable Index is the then current interest rate reported by the Federal Reserve Board for 3-month Financial Commercial Paper having the term corresponding to the Variable Series Note you purchase.

 Q:
What is the "fixed Spread"?

 A:

The "fixed Spread" is the difference or "spread" between the applicable Index and the interest rate we agree to pay you on the Note you purchase. The applicable fixed Spread is different for each Series and Category of Note.

 Q:
Can you change the fixed Spread on my Note after I buy it?

 A:
No, not without your written consent.

 Q:
How often do you pay interest?

 A:

We pay interest monthly on the Notes. Unless you choose to have the interest deferred and added to principal, you may change your Note payments from one method to another by giving us written notice by the 21st of the month for which you want the change to be effective.

 Q:
Can I require you to cash in my Note before it is due?

 A:

You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note or Flex Note before it is due. You can, after you have owned a Flex Note at least 12 months, require us to pay up to 10% of the balance of your Flex Note during each succeeding 12-month period. You can request early payment of a portion or all of a Fixed Note or Flex Note.

 Q:
What if I have an emergency and I need to cash in my Note?

 A:

If you have a Fixed Note or Flex Note, you do not have the right to require us to prepay the Note. However, you may at any time request that we voluntarily prepay your Note in whole or in part. Our current policy is to grant any reasonable request subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct an administrative charge of an amount equal to 3 months’ interest.

 Q:
Do you have the right to prepay my Note?

 A:

Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

 Q:
What is your obligation to pay my Note?

 A:
Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our shareholders, or any other person.

 Q:
Do any Series or Category of the Notes have priority as to payment over any other Series or Category?

 A:
No. All of the Class A Notes have equal right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in "pari passu" with the other Class A Notes.

 Q:
Do I have to abide by the terms of the Indenture?

 A:
Yes. Your Note is issued pursuant to the terms of the Indenture and your Note is subject to its terms and conditions.

 Q:
Why is there an Indenture?

 A:
We require you execute the Indenture in order to:

•
establish the common terms and conditions for the Notes and a means by which the Noteholders can act in an organized manner;

•

provide for the appointment of an independent Trustee and allow us to deal with a single representative of the holders with respect to matters addressed in the Indenture, including in the event of our default; and

•
authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the Noteholders, and to act for the Noteholders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an "indenture" under the Trust and Indenture Act of 1939. An indenture is a contract between us, you as Noteholders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

 Q:
What is the Trust and Indenture Act of 1939?

 A:

The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. The Company has registered the Notes under the 1939 Act.

 Q:
Who is the Trustee?

 A:
The Trustee is US Bank, a federally chartered trust company with fiduciary powers in 50 states. US Bank offers comprehensive financial services, including asset management.

 Q:
What does the Trustee do?

 A:
The Trustee has two main roles under the Indenture:

•
The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•
The trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

 Q:
Will the Trustee be responsible for collecting and paying to us any principal or interest due on the Notes?

 A:

No. The Indenture provides that all payments of principal and interest will be made directly by us to the Noteholders. We must certify to the Trustee on a monthly basis that we are current on all payments then due on each Series and Category of Note outstanding and on an annual basis that we are not in default on any of our promises under the Indenture. Thus, we will act as our own "Paying Agent." We have the right in the future to appoint an independent Paying Agent if we deem it necessary or appropriate.

 Q:
What promises do you make to the Noteholders under the Indenture?

 A:
Under the Indenture, we promise, or "covenant," to do the following:

•
Make timely interest and principal payments on the Notes;

•
Maintain a minimum net worth;

•
Not issue additional debt beyond specified limits;

•
Not issue any Note which is prior in right to payment or "senior" to the Class A Note;

•
Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

 Q:
When does the Trustee act on my behalf?

 A:

The Trustee will act only as expressly directed to act under the Indenture or as directed by the Noteholders holding a majority in interest of the outstanding Notes requesting the action. In the event the action requested involves more than one series of outstanding Notes, the holders of all of the series and categories of Notes affected will vote as a single class or group.

It should be noted that this may act as a disadvantage to the holders of one or more series or categories of Notes outstanding in certain events where their Series or Category may be particularly affected by a default, but where the holders of all the Notes affected by the default do not deem it necessary to act. For instance, this might occur where one Series or Category of Notes is in default because of our failure to timely make payments. The other would also be in default under their right to accelerate payment, because of our default under the other Notes.

 Q:
Which Noteholders can direct the Trustee to Act?

 A:

The Noteholders holding a majority of the outstanding principal amount of the Notes affected by the action may direct the Trustee to act on their behalf. We refer to these Noteholders as having a "Majority in Interest" of the Notes.

 Q:
Who pays the Trustee?

 A:
Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

 Q:

If all of the Notes have equal right to payment, wouldn't a Note which is payable first have priority over Notes which are payable later?  That is, if there should be a default with respect to one Series or Category of Note, wouldn't the holder's right on that Note to bring action for payment prejudice the right to payment of other Notes which aren't then in default?

 A:

Ordinarily, this could be true. However, the Indenture provides that in the event we default in the payment of interest or principal on any Series or Category of Note, the holders of at least 10% of the outstanding unpaid principal amount of each other Series or Category of Notes then outstanding also may declare us in default of the other Notes and require the Trustee to call the amount of principal and interest then outstanding on the Note immediately due and payable. This is commonly known as a "right to accelerate payment." Thus, in the event we are in default in the payment of principal or interest on any Series or Category of Note, the holders of each other Series and Category of Note can declare their Notes then due and payable so that all outstanding Class A Notes are on equal footing with respect to their claim against our assets for payment.

 Q:
What is an Event of Default?

 A:
An Event of Default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your Note. Events of Default include:

•
Our failure to timely pay interest or principal on your Note;

•
Our filing of Bankruptcy;

•
Our breach of any of our covenants in the Indenture.

 Q:
What happens in the event of a default?

 A:

When the Trustee learns of an Event of Default, it must give written notice to the holders of these Notes within 30 days thereafter. The Trustee then awaits direction from the Noteholders holding a Majority in Interest of the Series and Category of Notes affected by the default. The holders of the affected category will vote as a single class.

 Q:
How will we know if a default occurs?

 A:
Under the Indenture, the Trustee will send notice to you of any Event of Default. The Trustee will generally become aware of the default under two circumstances:

•
Upon notice from the holders holding at least ten percent (10%) of the Outstanding Notes of any Series or Category; or

•
By reason of our written notification to the Trustee, or a failure to notify the Trustee of our compliance.

The Indenture requires us to notify the Trustee promptly after each payment of principal and interest on each Series and Category of Note. Also, on an annual basis, we are required to notify the Trustee of our compliance with each covenant. In the event we fail to notify the Trustee of our compliance or we notify the Trustee that we failed to comply, the Trustee would become aware of an Event of Default.

 Q:
Does the Trustee have the right to waive any default on behalf of the Noteholders?

 A:
Yes, but only with the consent or approval of a majority in interest of each Series and Category of Note affected by the default.

 Q:
Can you modify or amend the Indenture without the consent of the Noteholders?

 A:
Yes, under certain circumstances. In general, we may amend or modify the Indenture with the Trustee without the consent of the holders of the Notes for the following reasons:

•
To evidence the assumption by a Successor Trustee under the Indenture;

•
To add covenants or new events of default for the protection of the holders;

•
To cure any ambiguity or correct any inconsistency in the Indenture;

•
To establish the form and terms of the Notes issued under the Indenture;

•
To evidence the acceptance of the appointment by Successor Trustee;

•
To evidence the assumption of a successor entity of our obligations under the Indenture;

•
To amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of any Series of the Outstanding Notes.

In all other cases, we and the Trustee must have the consent of the holders of not less than a Majority in Interest of the Notes of each Series and Category then outstanding and affected by the amendment.  Thus, we may amend the Indenture to modify in any manner the rights of the holders of any Series or Category of the Notes only with the vote of a Majority in Interest of the holders of those Notes.

 Q:
What recourse do the Noteholders have in the event of a default?

 A:

In the event of a default, a Majority in Interest of the Noteholders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

 Q:
What liability does the Trustee have to the Noteholders?

 A:

The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the Noteholders. However, the Trustee disclaims any responsibility with respect to the form of a Note or the enforceability of the Notes or the Indenture.

 Q:
What reports are you required to provide the Trustee?

 A:
The Indenture requires us to provide the Trustee the following reports.

•
No later than 5 business days following the end of each month, we must provide the Trustee a list of the names and addresses of the current owners of record of the Notes.

•

Within 90 days of the end of each fiscal year, we are required to provide the Trustee with a certified statement that as of the end of the fiscal year we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes.

•
We are required to provide the Trustee with a copy of each report we send to the Noteholders.

•

We are required to file with the Trustee at the time we file the report with the SEC, a copy of each current quarterly and annual report we file with the SEC pursuant to our obligations under the 1934 Act.

 Q:
Who is the registrar for the Notes?

 A:

We act as our own registrar with respect to the issuance of the Note. Thus, we are responsible for issuing and authenticating the Notes and keeping records of the amount of each Note outstanding and the names and addresses of the holders. We reserve the right in the future, in our discretion, to appoint an independent registrar to conduct all or any of these functions.

 Q:
Can you enter into a reorganization, such as a merger or consolidation, or sell all of your assets without the consent of the Noteholders?

 A:

Yes. Under the Indenture we may, without the consent of the holders of any outstanding Series or Category of Notes, consolidate with or merge into, or convey, transfer or lease all or substantially all of our assets to, any other entity organized and validly existing under the laws of any domestic jurisdiction, provided that after giving effect to the transaction no Event of Default will have occurred and be continuing under the Indenture.

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

MINISTRY PARTNERS INVESTMENT CORPORATION $80,000,000 CLASS A NOTES PROSPECTUS April ___, 2008

[Outside Back Cover of Prospectus]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Registrant's Articles of Incorporation authorize Registrant to indemnify its agents (including its officers and directors to the fullest extent permitted under the California General Corporation Law). Registrant's Bylaws generally allow for indemnification of directors and officers against certain loss from proceedings including threatened, pending or completed investigative, administrative civil and criminal proceedings, provided such persons acted in good faith and in a manner the person reasonably believed to be in the best interests of Registrant or that the person had reasonable cause to believe to be lawful.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the Company.

Securities and Exchange Commission Registration Fee	$2,457
Accounting and Legal Fees and Expenses	$145,000
Printing	$20,000
Blue Sky Registration Fees	$15,000
Miscellaneous Expenses	$17,543
TOTAL	$200,000

All of the above items except the registration fee are estimates.

Item 26.  Recent Sales of Unregistered Securities.

The Company from time to time sells debt securities on a negotiated basis to ministries or individuals who have purchased notes from the Company before and/or are accredited persons within the meaning of Rule 501 under Regulation D. For each of these notes, interest rates, terms and other conditions of the loan were negotiated with the investor. Substantially all of these notes have a maturity of less than 12 months. The Company has relied upon the exemptions under Regulation D and/or Section 4(2) of the 1933 Act in selling these securities.

During the period from January 1, 2006 to the date of this Registration Statement, the Company sold an aggregate of approximately $19,757,000 of debt securities to a total of 27 investors, each of whom was an accredited investor within the meaning of Regulation D. The Company relied on the exemptions under 4(2), Regulation D and/or Regulation S under the 1933 Act in making these sales.

Through December 31, 2007, the Company completed sales in a private placement offering of 21,522 shares of its common stock, 88,922 shares of its Class I Preferred Stock, and 19,000 shares of its Class II Preferred Stock. All of the securities were sold in units for cash except for 5,500 shares of the Class I Preferred Stock, which were issued in exchange for 550 shares of outstanding Series A Preferred Stock. These sales resulted in $10,352,200 in new equity financing for the Company. In this offering, the Company has sold 84,522 units, each consisting of one share each of Class I Preferred Stock and common stock. The initial 63,000 units sold included 63,000 shares of outstanding common stock resold by Evangelical Christian Credit Union ("ECCU") for its own benefit. The Company incurred no sales commissions or other underwriting costs. Securities were sold for cash. The securities were sold to a total of twelve (12) state or federal chartered credit unions and two (2) individuals. The sales of these securities were made directly by the Company. The Company relied on the exemptions under Section 4(2) and 4(6) of the Securities Act of 1933 in the sales of these securities.

Part II, Page 1

Item 27.  Exhibits.

3.1	Articles of Incorporation of Registrant (1)

3.2	Bylaws of Registrant (1)

3.3	Certificate of Amendment to Articles of Incorporation dated December 11, 2001 (2)

3.4	Certificate of Amendment to Bylaws dated August 17, 2006 (4)

3.5	Certificate of Amendment to Bylaws dated August 17, 2006 (4)

3.6	Certificate of Determination of Class I Preferred Stock filed September 6, 2006 (4)

3.7	Amendatory Certificate of Determination for Class I Preferred Stock filed September 25, 2006 (4)

3.8	Amendatory Certificate of Determination for Class I Preferred Stock filed October 26, 2006 (4)

3.9	Certificate of Determination of Class II Preferred Stock filed September 6, 2006 (4)

3.10	Amendatory Certificate of Determination for Class II Preferred Stock filed September 25, 2006 (4)

3.11	Certificate of Amendment to Articles of Incorporation dated October 30, 2007 (6)

3.12	Certificate of Amendment to Bylaws dated October 30, 2007 (6)

4.1	ECCU Class Alpha Note Subordination Agreement (2)

4.2	Amendment and Confirmation of Class Alpha Subordination Agreement (2)

4.3	ECCU Subordination Agreement dated April 20, 2004 (3)

4.4	ECCU Subordination Agreement dated April 20, 2005 (4)

4.7	$10 Million Committed Line of Credit Facility and Security Agreement dated October 8, 2007 (5)

4.8	$50 Million CUSO Line of Credit Facility and Security Agreement dated October 8, 2007 (5)

5.1	Opinion of Rushall & McGeever (8)

10.1	ECCU Loan Agreement and Note (3)

10.2	ECCU Loan Agreement and Promissory Note dated March 28, 2002 (2)

10.3	ECCU Loan Agreement and Promissory Note dated April 20, 2004 (3)

10.4	ECCU Loan Agreement Extension dated April 5, 2007 (4)

10.5	Mortgage Loan Purchase Agreement dated October 30, 2007 between Evangelical Christian Credit
Union and Ministry Partners Funding, LLC (7)

10.6	Mortgage Loan Purchase Agreement dated October 30, 2007 between Ministry Partners Investment
Corporation and Ministry Partners Funding, LLC (7)

10.7	Loan, Security and Servicing Agreement, dated October 30, 2007, by and among Ministry Partners Funding,
LLC, as Borrower, Fairway Finance Company, LLC, as Lender, Evangelical Christian Credit Union, as
Servicer, BMO Capital Markets Corp., as Agent, U.S. Bank National Association, as Custodian and Account
Bank, and Lyon Financial Services, Inc., as Back-Up Servicer (7)

Part II, Page 2

10.8	Promissory Note, dated October 30, 2007, in the amount of $150,000,000 executed by Ministry Partners
Funding, LLC to and in favor of Fairway Finance Company, LLC (7)

10.9	Custodial Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent,
Lyon Financial Services, Inc., as Back-Up Servicer, and U.S. Bank National Association, as Custodian (7)

10.10	Collection Account Control Agreement, dated as of October 30, 2007 by and among Ministry
Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital
Markets Corp., as Agent, and U.S. Bank National Association, as Account Bank (7)

10.11	Reserve Account Control Agreement, dated as of October 30, 2007, by and among Ministry
Partners Funding, LLC, as Borrower, BMO Capital Markets Corp., as Agent, and U.S. Bank National
Association, as Account Bank (7)

10.12	Residential Purchase Agreement, dated July 1, 2007 by and between Ministry Partners Investment
Corporation and Billy M. Dodson (7)

10.13	Employee Lease and Professional Services Agreement, dated January 1, 2007, between Ministry Partners
Investment Corporation and Evangelical Christian Credit Union (7)

10.14	Lease Agreement for Office Space, dated as of September 1, 2007, between Ministry Partners
Investment Corporation and Evangelical Christian Credit Union (7)

10.15	Equipment Lease dated as of January 1, 2007 between Ministry Partners Investment Corporation and Evangelical Christian Credit Union (7)

10.16	ISDA Master Agreement, dated as of October 22, 2007, between Ministry Partners Funding, LLC and Bank of Montreal (7)

21.1	List of Subsidiaries (7)

23.1	Consent of Rushall & McGeever (included in Exhibit 5.1 hereto)

23.3	Consent of Hutchinson and Bloodgood (8)

25.1	Powers of Attorney (included on page II-5 of Registration Statement)

25.2	Form T-1 with exhibits

 ___________________________
(1)	Incorporated by reference to Registration Statement on Form SB-2 filed on November 19, 1997
(Accession No. 0000944130-97-000025), as amended.

(2)	Incorporated by reference to Registration Statement on Form SB-2 filed on May 24, 2001
(Accession No. 0000944130-01-500010), as amended.

(3)	Incorporated by reference to Registration Statement on Form SB-2 filed on February 2, 2005
(Accession No. 0000944130-05-000002), as amended.

Part II, Page 3

(4)	Incorporated by reference to Registration Statement on Form SB-2 filed on April 10, 2007
(Accession No. 0000944130-07-000066), as amended.

(5)	Incorporated by reference to the Report on Form 8-K filed on October 15, 2007
(Accession No. 0000944130-07-000031).

(6)	Incorporated by reference to the Report on Form 8-K filed on November 26, 2007 (Accession No. 0001408651-07-000194).

(7)	Incorporated by reference to the Report on Form 10-KSB filed by the Company on April 11, 2008 (Accession No. 0001214782-08-000113).

(8)	Included with this S-1/A (No.2)

Item 28.  Undertakings

(a)       Rule 415 Offering. The undersigned Registrant will:

(1)       To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually, or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)      Include any additional or changed material information on the plan of distribution.

(2)       For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       That, for the purpose of determining any liability under the Securities Act, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are sold to a purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.        Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

b.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

c.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

d.       Any other communication that is an offer in the offering made by the undersigned to the purchaser.

Item 29.                      Financial Statements.

Included in the Prospectus in Part I of this Registration Statement.

Part II, Page 4

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A (No. 3) and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California, on the 17th day of April, 2008.

MINISTRY PARTNERS INVESTMENT CORPORATION By: /s/ Mark G. Holbrook Mark G. Holbrook, Chairman of the Board, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1/A (No. 3) has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark G. Holbrook Mark G. Holbrook	Chairman of the Board, Chief Executive Officer	April 17, 2008
/s/ Susan B. Reilly Susan B. Reilly	Principal Accounting Officer	April 17, 2008
/s/ Mark A. Johnson by Mark G. Holbrook, his attorney-in fact Mark A. Johnson	Director	April 17, 2008
/s/ Van C. Elliott by Mark G. Holbrook, his attorney-in fact Van C. Elliott	Secretary, Director	April 17, 2008
/s/ Arthur G. Black by Mark G. Holbrook, his attorney-in fact Arthur G. Black	Director	April 17, 2008
/s/ Shirley M. Bracken by Mark G. Holbrook, her attorney-in fact Shirley M. Bracken	Director	April 17, 2008
/s/ Juli Anne S. Callis by Mark G. Holbrook, her attorney-in fact Juli Anne S. Callis	Director	April 17, 2008
/s/ Jeffrey T. Lauridsen by Mark G. Holbrook, his attorney-in fact Jeffrey T. Lauridsen	Director	April 17, 2008

/s/ R Michael Lee by Mark G. Holbrook, his attorney-in fact R. Michael Lee	Director	April 17, 2008

/s/ Randolph P. Shepard by Mark G. Holbrook, his attorney-in fact Randolph P. Shepard	Director	April 17, 2008
/s/ Scott T. Vandeventer by Mark G. Holbrook, his attorney-in fact Scott T. Vandeventer	Director	April 17, 2008

Part II, Page 5